UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Alimera Sciences, Inc.
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Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, Georgia 30005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2019
To the Stockholders of Alimera Sciences, Inc.:
The annual meeting of stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (the “Company”) will be held exclusively online via the Internet on Tuesday, June 18, 2019 at 9:30 a.m. Eastern Time. The purposes of the meeting are:
1. To elect two Class III directors (Proposal 1);
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2);
3. To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3);
4. To approve the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (Proposal 4); and
5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our board of directors (the “Board”) has fixed the close of business on April 22, 2019 as the record date (the “record date”) for determining holders of our common stock and preferred stock entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.
This year we are again using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive printed copies of our proxy materials. We instead are mailing a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting via the Internet (the “Notice”). We encourage you to review the proxy materials and vote your shares. This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in the Company. If you received the Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.
The Notice of Annual Meeting of Stockholders and accompanying proxy statement for the Annual Meeting (the “Proxy Statement”) are being distributed or made available to stockholders on or about April 29, 2019.
The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/ALIM2019. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ALIM2019.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Notice, the Proxy Statement and the proxy card.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON June 18, 2019: The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.proxyvote.com.

By order of the Board of Directors,

Alpharetta, Georgia	Richard S. Eiswirth, Jr.
Date: April 29, 2019	President and Chief Executive Officer

ALIMERA SCIENCES, INC.
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 18, 2019

ALIMERA SCIENCES, INC.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
PROXY STATEMENT FOR THE
2019 ANNUAL MEETING OF STOCKHOLDERS

INTRODUCTION

2019 Annual Meeting of Stockholders
This Proxy Statement and associated proxy card are furnished in connection with the solicitation of proxies to be voted at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Alimera”), which will be held on Tuesday, June 18, 2019 at 9:30 a.m. Eastern Time virtually via the Internet at www.virtualshareholdermeeting.com/ALIM2019.
By visiting this website, you may attend the Annual Meeting virtually online, vote your shares electronically and submit your questions to management during the Annual Meeting.
Notice of Internet Availability
This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”) are available to stockholders at www.proxyvote.com. On April 29, 2019, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on (a) how to access and review this Proxy Statement and the Annual Report via the Internet and (b) how to obtain printed copies of this Proxy Statement, the Annual Report and a proxy card. The Notice also instructs you how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
Proposals to be Voted on at the Annual Meeting
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect two Class III directors nominated by our Board and named in this Proxy Statement to serve a term of three years until our 2022 annual meeting of stockholders;

•	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019;

•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers; and

•	Proposal 4: To approve the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan.
No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.

Questions and Answers about the Annual Meeting
Please see “Questions and Answers about the Annual Meeting” beginning on page 44 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit stockholders proposals and director nominees for the 2020 annual meeting of stockholders.
If you have any questions, require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
or
Call CG Capital
(877) 889-1972

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1
ELECTION OF DIRECTORS
General
The Board is currently composed of nine directors divided into three classes with staggered three-year terms. Each class currently has three directors.
Class III Directors. Our Class III directors are Mark J. Brooks, Brian K. Halak, Ph.D. and Peter J. Pizzo, III. The term of office of our Class III directors will expire at this year’s Annual Meeting. Mr. Brooks is not standing for re-election at the Annual Meeting.
Class I Directors. Our Class I directors are James R. Largent, C. Daniel Myers and Calvin W. Roberts, M.D. The term of office of our Class I directors will expire at the 2020 annual meeting of stockholders. Dr. Roberts will resign from the Board, effective at the Annual Meeting.
Class II Directors. Our Class II directors are Richard S. Eiswirth, Jr., Garheng Kong, M.D., Ph.D. and Mary T. Szela. The term of office of our Class II directors will expire at the 2021 annual meeting of stockholders.
Effective upon the election of the Class III directors at the Annual Meeting, the number of directors composing the Board will be reduced to seven, and there will be two Class I directors, three Class II directors and two Class III directors.
There are no family relationships among any of our directors or executive officers.
Nominees for Election as Class III Directors at the Annual Meeting
This year’s nominees for election to the Board as Class III directors, each to serve for a term of three years expiring at the 2022 annual meeting of stockholders, or until his successor has been duly elected and qualified or until his earlier death, resignation or removal, are Brian K. Halak, Ph.D. and Peter J. Pizzo, III. Each of the nominees is currently a member of our Board and has agreed to serve as a director if elected, and we have no reason to believe that either nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
Brian K. Halak, Ph.D.	47	Director	2004
Peter J. Pizzo, III	52	Director	2010
Below is additional information about the nominees as of the date of this Proxy Statement, including business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused our nominating and corporate governance committee and our Board to determine that he or she should continue to serve as one of our directors.
Brian K. Halak, Ph.D. has been a member of the Board since 2004. Dr. Halak joined Domain Associates, L.L.C. in 2001 and has served as a Partner of Domain Associates, L.L.C. since 2006. In this capacity, Dr. Halak has invested in over a dozen companies, three of which he helped create. He served as the CEO of one of the companies he created, WindMIL Therapeutics, from October 2015 through January 2019 and through two rounds of financing. Prior to joining Domain Associates, L.L.C., Dr. Halak served as an analyst at Advanced Technology Ventures from 2000 to 2001. From 1993 to 1995, Dr. Halak served as an analyst at Wilkerson Group. Dr. Halak holds a Doctorate in Immunology from Thomas Jefferson

University and a B.S. in Engineering from the University of Pennsylvania. The Board believes that Dr. Halak should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to our Company in recent years, his experience as CEO of a company and his service on the board of directors of more than 10 emerging companies in the life sciences industry in the past 10 years. These companies include Dicerna Pharmaceuticals, Inc., which completed a public offering on Nasdaq in 2014, Vanda Pharmaceuticals, Inc., a public company listed on Nasdaq, and Esprit Pharma, Inc., a company Allergan acquired in 2007.
Peter J. Pizzo, III has been a member of the Board since April 2010. Since October 2018, Mr. Pizzo has been a financial consultant to medical device companies. From 2005 until October 2018, Mr. Pizzo served as the Vice President, Finance and Chief Financial Officer of Carticept Medical, Inc., a private medical device company, and from its spinout from Carticept in December 2011 until its sale in October 2018, as Vice President, Finance and Chief Financial Officer of Cartiva, Inc., a private orthopedic medical device company. From 2002 until its sale in 2005, Mr. Pizzo served as the Vice President, Finance and Chief Financial Officer of Proxima Therapeutics, Inc., a private medical device company that developed and marketed local radiation delivery systems for the treatment of solid cancerous tumors. From 1996 to 2001, Mr. Pizzo worked for Serologicals Corporation, a publicly traded global provider of biological products to life science companies, ultimately serving as Vice President of Finance and Chief Financial Officer. From 1995 to 1996, Mr. Pizzo served as Vice President of Administration and Controller of ValueMark Healthcare Systems, Inc., a privately held owner-operator of psychiatric hospitals. From 1992 until its sale in 1995, Mr. Pizzo served in various senior financial positions at Hallmark Healthcare Corporation, a publicly traded hospital management company, most recently as Treasurer. Mr. Pizzo holds a Bachelor of Science with Special Attainments in Commerce from Washington and Lee University. The Board believes that Mr. Pizzo should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to our Company in recent years; his years of experience in medical devices, biologics and healthcare services, including in the roles of vice president, finance and chief financial officer; and his status as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.
Required Vote and Recommendation of the Board for Proposal 1
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our directors. The two nominees receiving the most FOR votes among votes properly cast at the Annual Meeting will be elected to the Board as Class III directors. You may vote FOR or WITHHOLD on each nominee for election as director. Shares represented by signed proxy cards and ballots submitted via the Internet at the Annual Meeting will be voted on Proposal 1 FOR the election of Dr. Halak and Mr. Pizzo to the Board at the Annual Meeting, unless otherwise marked on the proxy card or ballot, respectively. A broker non-vote or a properly executed proxy (or ballot) marked WITHHOLD with respect to the election of a Class III director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.
The Board unanimously recommends that you vote FOR the election of Brian K. Halak, Ph.D.
and Peter J. Pizzo, III to the Board.
Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the Annual Meeting and who will otherwise continue to serve on the Board is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and the Board to determine that the directors should serve as one of our directors. The age of each director as of the record date is provided in the following table.

Name	Age	Positions and Offices Held with Company	Director Since
Richard S. Eiswirth, Jr.	50	Chief Executive Officer and Director	Jan. 2019
Garheng Kong, M.D., Ph.D.	43	Director	2012
James R. Largent	69	Lead Independent Director	2011
C. Daniel Myers	65	Chairman of the Board	2003
Mary T. Szela	55	Director	June 2018
Class I Directors (Terms Expire in 2020)
James R. Largent has been a member of the Board since 2011 and became chairman on May 6, 2015. Mr. Largent has worked extensively within the medical industry. He most recently served as a medical and pharmaceutical consultant, including work with the U.S. ophthalmic device company, Eyeonics Inc. Also in his role as a consultant, he assisted a multinational pharmaceutical and medical device company in the evaluation of strategic targets. Prior to this, Mr. Largent served in various senior management positions at Allergan, Inc., including as vice president of strategic planning where he fostered licensing deals to build product pipelines. Earlier in his career, he was vice president of strategic marketing at Allergan Medical Optics, Inc. Mr. Largent also held positions of increasing responsibility in the marketing and sales departments at Allergan and Pharmacia Ophthalmics. In addition to serving on the Board, he previously served on the board of directors of each of Tear Science, Inc., a privately held developer of diagnostic and therapeutic devices for the treatment of patients with dry eye disease, and SOLX Inc., a privately held company focused on the surgical treatment of glaucoma. Mr. Largent earned a B.A. in chemistry and an M.B.A., both from the University of California, Irvine. The Board believes that Mr. Largent should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to our Company in recent years and his 30+ years of experience in pharmaceutical and medical devices, including in the role of vice president of strategic marketing and as a leading industry consultant.
C. Daniel Myers is one of our co-founders and has served as a director since the founding of our Company in 2003. He served as our Chief Executive Officer from 2003 until January 2019, when he retired from that role, was elected Chairman of the Board and became a consultant to us. Before co-founding the Company, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics) and served as its Vice President of Sales and Marketing from 1991 to 1997 and as President from 1997 to 2003. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc. from 2009 to 2012. Mr. Myers currently serves on a number of industry boards. Mr. Myers holds a B.S. in Industrial Management from the Georgia Institute of Technology. The Board believes that Mr. Myers should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to our Company in recent years and his 33+ years of ophthalmic pharmaceutical experience, including over 20 years in the role of president or chief executive officer.
Class II Directors (Terms Expire in 2021)
Richard S. Eiswirth, Jr. has served as our Chief Executive Officer since January 2019. Mr. Eiswirth had previously served as our President and Chief Financial Officer since January 2016. Before that, he served as our Chief Operating Officer and Chief Financial Officer from August 2010 until December 2015 and as our Chief Financial Officer from October 2005 to August 2010. From 2003 to 2005, Mr. Eiswirth served as founding partner of Brand Ignition Group, engaged in consumer products acquisition activities. From 2002 to 2005, Mr. Eiswirth served as President of Black River Holdings, Inc., a financial consultancy he founded in 2002. Mr. Eiswirth served as Chief Financial Officer and Senior Executive Vice President of Netzee, Inc., a public provider of Internet banking solutions to community banks, from 1999 to 2002. Mr. Eiswirth held various positions with Arthur Andersen, where he began his career, from 1991 to 1999. Mr. Eiswirth serves as a director of Celtaxsys Inc., a privately held biotechnology company, where he also chairs the audit committee. Mr. Eiswirth previously served as chairman, audit committee chairman and member of the compensation committee of Jones Soda Co., a Seattle, Washington based beverage company, and as director and audit committee chairman of Color Imaging, Inc., a Norcross,

Georgia based public manufacturer of printer and copier supplies. Mr. Eiswirth was previously a Certified Public Accountant in Georgia. Mr. Eiswirth holds a B.A. in accounting from Wake Forest University. The Board believes that Mr. Eiswirth should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to our Company in recent years, his background as a CPA, his previous service as our President, Chief Operating Officer and Chief Financial Officer, and his experience as chairman of the board of directors and audit committee chairman of other companies.
Garheng Kong, M.D., Ph.D., has been a member of the Board since 2012. Dr. Kong has been the Managing Partner of HealthQuest Capital, a healthcare investment firm, since July 2013. He was a General Partner at Sofinnova Ventures, a venture capital firm focused on life sciences, from September 2010 to December 2013. From 2000 to 2010, he was at Intersouth Partners, a venture capital firm, most recently as a General Partner, where he was a founding investor or board member for various life sciences ventures, several of which were acquired by large pharmaceutical companies. Since 2006, Dr. Kong has served on the board of directors of Melinta Therapeutics, Inc., where he was Chairman from 2008-17. Dr. Kong has also served on the board of Laboratory Corporation of America Holdings (LabCorp), a public global life sciences company that provides comprehensive clinical laboratory and drug development services, since December 2013; Strongbridge Biopharma plc, a public rare disease biomedical company, since September 2015; and Avedro, a public medical device company, since February 2019. Dr. Kong previously served on the board of Histogenics Corporation, a public biotechnology company, from 2012 until February 2019. Dr. Kong sits on the Duke University Medical Center Board of Visitors. Dr. Kong holds a B.S. in chemical engineering and biological sciences from Stanford University. He holds an M.D., Ph.D. in biomedical engineering and an M.B.A. from Duke University. The Board believes that Dr. Kong should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: his valuable contributions to our Company in recent years; his knowledge and experience in the biotechnology industry; and his medical training.
Mary T. Szela has been a member of the Board since June 2018. Since January 2018, Ms. Szela has served as the Chief Executive Officer and President of TriSalus Life Sciences, Inc. (formerly named Surefire Medical, Inc.), a therapeutic oncology company targeting pancreatic and liver metastasis. From January 2016 to November 2016, Ms. Szela served as Chief Executive Officer and a director of Aegerion Pharmaceuticals, Inc., a public company. In November 2016, Aegerion Pharmaceuticals, Inc. merged with QLT Inc. to form Novelion Therapeutics Inc., a public company where Ms. Szela served as Chief Executive Officer and as a member of its board of directors until November 2017. Ms. Szela served as the Chief Executive Officer of Melinta Therapeutics, Inc., an antibiotic development company, from April 2013 to August 2015. Ms. Szela held ascending management positions at Abbott Laboratories from 1987 to 2012, including President of the company’s $9 billion U.S. pharmaceutical business from January 2008 to December 2010. Ms. Szela currently serves as a member of the board of directors of two public companies, Coherus Biosciences, Inc. (since July 2014) and Kura Oncology, Inc. (since October 2018), and two private companies, TriSalus Life Sciences, Inc. (since January 2018) and Macrolide Pharmaceuticals (since March 2018). Ms. Szela previously served as a member of the board of directors of Receptos, Inc., a public company, from June 2014 to July 2015, and Novo Nordisk, a foreign private issuer, from March 2014 to March 2017. She earned an M.B.A. in Business and a B.S. in nursing, both from the University of Illinois. The Board believes that Ms. Szela should continue to serve as a director of the Company, in light of its business and structure, for the following reasons: her extensive medical management and leadership experience in the pharmaceutical industry, with nearly 30 years of experience in both the commercial and clinical arenas; and her deep experience in developing and commercializing pharmaceutical products, including Humira®.

CORPORATE GOVERNANCE
Independent Directors
Each of our directors – other than Richard S. Eiswirth, Jr., our CEO, and C. Daniel Myers, our former CEO – qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Global Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, the Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.
Board Committees
The Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Board and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of the Board also hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. The Board has delegated various responsibilities and authority to its committees as generally described below. The committees regularly report on their activities and actions to the full Board. Each current member of each committee of the Board qualifies as an independent director in accordance with the Nasdaq standards described above and SEC rules and regulations. Each committee of the Board has a written charter approved by the Board. Copies of each charter are posted on our website at www.alimerasciences.com under the Investor Relations section. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
The following table provides membership and meeting information for each of the committees of the Board during 2018:

Committee	Chairman	Other Members	Number of Meetings in 2018
Audit Committee	Peter J. Pizzo, III	Glen Bradley, Ph.D. (Jan.-June) Mark J. Brooks Mary T. Szela (June-Dec.)	8
Compensation Committee	Brian K. Halak, Ph.D. (Jan.-June) Garheng Kong, M.D., Ph.D. (June-Dec.)	Mark J. Brooks Garheng Kong, M.D., Ph.D. James R. Largent	8
Nominating and Corporate Governance Committee	James R. Largent	Brian K. Halak, Ph.D. Peter J. Pizzo, III	5
The primary responsibilities of each committee are described below.
Audit Committee
Our audit committee currently consists of Peter J. Pizzo, III (chair), Mark J. Brooks and Mary T. Szela. The Board annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).
The Board, based on recommendations from our nominating and corporate governance committee, has determined that Mr. Pizzo qualifies as an “audit committee financial expert,” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Pizzo as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or the Board.
The audit committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm before our annual audited financial statements are included in our Annual Report and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Our audit committee monitors compliance with our Code of Business Conduct and oversees our compliance programs. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Our audit committee approves related party transactions before we enter into them, in accordance with the applicable rules of Nasdaq.
Both our independent registered public accounting firm and our internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.
Compensation Committee
Our compensation committee currently consists of Garheng Kong, M.D., Ph.D. (Chair), Mark J. Brooks and James R. Largent. The Board has determined that each of Dr. Kong, Mr. Brooks and Mr. Largent satisfies the additional Nasdaq independence test for compensation committee members as well as the general independence requirements of Nasdaq and the SEC rules and regulations for directors. In addition, each member of our compensation committee is (a) a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act and (b) an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.
The compensation committee makes recommendations to the Board and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee administers our equity incentive and employee stock purchase plans, including granting stock options or awarding restricted stock units to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.
In accordance with Nasdaq listing standards and our amended and restated compensation committee charter, our compensation committee has the authority and responsibility to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisors, the authority to direct the Company to pay such advisors and the responsibility to consider the independence factors specified under applicable law and any additional factors the compensation committee deems relevant. The compensation committee has directly engaged Frederick W. Cook & Co., Inc. (“FW Cook”) since 2011 to provide advice in connection with our executive compensation programs and used FW Cook’s recommendations as part of its decision-making process for setting the named executive officers’ 2018 compensation. In 2019, the compensation committee assessed the independence of FW Cook pursuant to the Nasdaq listing standards and concluded that the work of FW Cook has not raised any conflict of interest.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee currently consists of James R. Largent (chair), Brian K. Halak, Ph.D. and Peter J. Pizzo, III.
Our nominating and corporate governance committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements and having a general understanding of our industry. In evaluating potential nominees to the Board, the nominating and corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each candidate, the nominating and corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors.
Our nominating and corporate governance committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws and is accompanied by certain required information about the candidate and the stockholder submitting the proposal. Our nominating and corporate governance committee will evaluate candidates proposed by stockholders by using the same criteria as for all other candidates.
Our nominating and corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters. Our nominating and corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees.
Board Meetings and Attendance
The Board held eight meetings in 2018. During 2018, each incumbent member of the Board attended 75% or more of the aggregate of (a) the total number of Board meetings held during the period of such member’s service and (b) the total number of meetings of committees on which such member served, during the period of such member’s service.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our directors attended our last annual meeting.
Separation of CEO and Chairman Roles
On November 29, 2018, we announced a succession plan (the “Succession Plan”) that took effect on January 2, 2019 (the “Transition Date”). Under the Succession Plan, effective on the Transition Date:

•	C. Daniel Myers retired as our Chief Executive Officer, was elected by the Board as the Non-Executive Chairman of the Board and became a consultant to the Company.

•	Richard S. Eiswirth, Jr., previously our President and Chief Financial Officer, was promoted to Chief Executive Officer and joined the Board.

•	James R. Largent resigned as Chairman of the Board and became our Lead Independent Director, while retaining his role as chair of the nominating and corporate governance committee.
Effective on the Transition Date, the Board amended our Corporate Governance Guidelines to provide that, at least annually, the Board shall elect a Lead Independent Director by and from the independent Board members to serve for a minimum of one year. Responsibilities of the Lead Independent Director include, among others, presiding at meetings of the Board at which the Chairman is not present, serving as a liaison between the Chairman and the independent directors, previewing the information to be provided to the Board, approving meeting agendas for the Board, organizing and leading the Board’s evaluation of the Chief Executive Officer and leading the Board’s annual self-assessment.
The Board separates the positions of Chief Executive Officer, held by Mr. Eiswirth, and Chairman of the Board, held by Mr. Myers. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business activities, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of our management, with input and advice from our Lead Independent Director. The Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman of the Board, particularly as the Board’s oversight responsibilities continue to grow.
Our Chairman of the Board leads our Board. The Chairman of the Board chairs all Board meetings, acts as liaison between the independent directors and management, approves Board meeting schedules, oversees the information distributed in advance of Board meetings and calls meetings of the Board. The Chairman of the Board is also available to our in-house and outside corporate counsel to discuss and, as necessary, respond to stockholder communications to the Board. We believe that having different people serving in the roles of Chief Executive Officer, Chairman of the Board and Lead Independent Director is an appropriate and effective organizational structure for our Company.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee is or has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the Board or compensation committee of any other entity that has one or more executive officers serving as a member of the Board or our compensation committee.
Risk Oversight
The Board oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
Each of our Board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer, General Counsel and other members of management report to the audit committee with respect to risk management, and our Chief Financial Officer and our General Counsel are responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer, General Counsel and other members of management. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks and reports to the Board regarding these activities.

Employee Compensation Risks
As part of its oversight of our executive compensation program, the compensation committee considers the impact of our executive compensation program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the compensation committee reviews the compensation policies and procedures for all employees, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. The compensation committee has determined that, for all employees, our compensation programs are not reasonably likely to have a material adverse effect on us.
Code of Business Conduct
The Board adopted a Code of Business Conduct that relates to ethics and business conduct that applies to all of our employees, executive officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our Code of Business Conduct is posted on our website at www.alimerasciences.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our Code of Business Conduct, or waivers of such provisions, applicable to our directors and executive officers at the same location on our website identified above and also in a Current Report on Form 8-K, as required, within four business days following the date of such amendment or waiver. The inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.
Limitation of Liability and Indemnification
We have entered or will enter into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.
Our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.
Our restated certificate of incorporation also provides that if Delaware law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws authorize us (a) to enter into indemnification agreements with our directors and executive officers and (b) to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.
Communications to the Board
Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director or to the independent directors generally, care of Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If the Secretary of the Company deems a communication to be appropriate, he will forward it, depending on the subject matter, to the Chairman of the Board, the Lead Independent Director, the chair of a committee of the Board, the full Board or a particular director, as appropriate.
Director Compensation
The Board, based in part on the recommendations of FW Cook, our compensation consultant, amended our non-employee director compensation program effective after the Annual Meeting in June 2017 (except for the additional retainer for the Lead Independent Director, which was implemented in 2019). The following table describes our current non-employee director compensation program, which consists of annual cash retainers paid in four quarterly payments and options to purchase shares of our common stock:

Term	Compensation
Annual Cash Retainer for All Non-Employee Directors	$35,000
Chairman of Board	Additional annual retainer of $30,000
Lead Independent Director	Additional annual retainer of $15,000
Chair of Audit Committee	Additional annual retainer of $17,000
Chair of Compensation Committee	Additional annual retainer of $15,000
Chair of Nominating and Corporate Governance Committee	Additional annual retainer of $8,000
Non-Chair Member of Audit Committee	Additional annual retainer of $10,000
Non-Chair Member of Compensation Committee	Additional annual retainer of $7,000
Non-Chair Member of Nominating and Corporate Governance Committee	Additional annual retainer of $4,000
Initial Option Grant	Option to purchase up to 40,000 shares of our common stock upon election as director prorated based on the number of days remaining in the year of election (1)
Annual Option Grant	Option to purchase 40,000 shares of our common stock following each annual meeting of stockholders (1)
(1) Options vest and become exercisable in equal monthly installments over the following 12 months after grant if the director provides continuous service through the applicable vesting date.
All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of the Alimera Sciences, Inc. 2010 Equity Incentive Plan (the “2010 Equity Plan”) or, if our stockholders approve the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (Proposal 4), the terms of that plan. Under the 2010 Equity Plan, each option granted under the 2010 Equity Plan and our non-employee director compensation program that is not fully vested will become fully vested (a) upon a change in control of our Company and (b) if the non-employee director’s service terminates due to death.

Our current policy is to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board and committee meetings.
Director Compensation Table for Year Ended December 31, 2018
The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2018:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Glen Bradley, Ph.D. (3)	22,500	–	22,500
Mark J. Brooks (4)	52,000	21,930	73,930
Brian K. Halak, Ph.D. (4)	46,500	21,930	68,430
Garheng Kong, M.D., Ph.D.	46,500	21,930	67,930
James R. Largent	80,000	21,930	101,930
Peter J. Pizzo, III	56,000	21,930	77,930
Calvin W. Roberts, M.D.	35,000	21,930	56,930
Mary T. Szela (5)	22,500	21,930	44,430

(1)
Mr. Myers was our Chief Executive Officer and an employee during the year ended December 31, 2018, so he was not eligible in 2018 to receive any compensation from us for service as a director pursuant to our non-employee director compensation plan.

(2)
The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 13 of the Notes to the Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of our option awards.

The following table describes the number of shares of our common stock that are purchasable under outstanding and unexercised options to purchase shares of our common stock held as of December 31, 2018 by each of our non-employee directors who served during 2018, whether exercisable or unexercisable.

Name	Number of Common Shares Purchasable under Outstanding Options
Glen Bradley, Ph.D.	156,667
Mark J. Brooks	195,000
Brian K. Halak, Ph.D.	195,000
Garheng Kong, M.D., Ph.D.	180,000
James R. Largent	200,000
Peter J. Pizzo, III	207,500
Calvin W. Roberts, M.D.	175,000
Mary T. Szela	40,000

(3)	Dr. Bradley resigned from the Board effective at our 2018 annual stockholders meeting on June 19, 2018.

(4)	We paid the fees earned by Mr. Brooks and Dr. Halak to the management companies of the venture capital funds with which they were affiliated during 2018.

(5)	The Board elected Ms. Szela as a director on June 19, 2018.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has selected Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2019, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton LLP has served as our independent registered public accounting firm since August 23, 2012. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee of the Board is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the Board will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
For the selection by the audit committee of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2019 to be ratified, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on Proposal 2. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal. Please note that brokers holding shares for a beneficial owner that have not received voting instructions with respect to the ratification of the approval of the appointment of Grant Thornton LLP will have discretionary voting authority with respect to this matter.
The Board unanimously recommends that you vote FOR Proposal 2.

Independent Registered Public Accounting Firm’s Fees
The following table sets forth the fees billed by Grant Thornton LLP, our independent registered public accounting firm, for audit and non-audit services rendered to us in 2018 and 2017. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2018	2017
Grant Thornton LLP Fees
Audit fees(1)	$619,376	$678,598
Audit-related fees	—	—
Tax fees(2)	50,900	60,429
All other fees (3)	7,068	7,022
Total aggregate fees	$677,344	$746,049
(1) The fees billed or incurred by Grant Thornton LLP for professional services in 2018 and 2017 include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, the audit of our annual financial statements and internal control over financial reporting included in the Annual Report, subsidiary audits and the review and consent or comfort letters issued for our registration statements on Form S-3 and Form S-8.

(2) In 2018 and 2017, fees billed or incurred by Grant Thornton LLP were for professional services rendered in connection global tax consulting and foreign tax returns.
(3) In 2018 and 2017, fees billed by Grant Thornton LLP were license fees associated with access to an online technical guidance platform related to tax and audit support.
All fees described above were pre-approved by the audit committee in accordance with applicable SEC requirements.
Pre-Approval Policies and Procedures of the Audit Committee
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Grant Thornton LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Grant Thornton LLP or on an individual case-by-case basis before Grant Thornton LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by Grant Thornton LLP in 2018 is compatible with maintaining the principal accountant’s independence for audit purposes. Grant Thornton LLP has not been engaged to perform any non-audit services other than tax-related services.
AUDIT COMMITTEE REPORT
The audit committee has reviewed and discussed with management our audited consolidated financial statements and “Management’s Report on Internal Control over Financial Reporting” in Item 9A included in the Annual Report.
The audit committee also discussed with Grant Thornton LLP those matters required to be discussed by the auditors with the audit committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The audit committee received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communication with the audit committee concerning independence, and has discussed with Grant Thornton LLP their independence. The audit committee considered with Grant Thornton LLP whether the non-audit services that Grant Thornton LLP provided to us during 2018 was compatible with their independence.
Based upon the review and discussions described above, the audit committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report for filing with the SEC. We have selected Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019, and have approved submitting the selection of the independent registered public accounting firm for ratification by the stockholders.
Submitted by the Audit Committee of the Board:

Peter J. Pizzo, III (Chairman)
Mark J. Brooks
Mary T. Szela

The material in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC. This Audit Committee Report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent we specifically incorporate it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Overview
The first table below provides information concerning beneficial ownership of our common stock and preferred stock as of the record date by each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock and preferred stock.
The second table provides information concerning beneficial ownership of our common stock as of the record date, by:

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
The following tables are based upon information supplied by directors, executive officers and principal stockholders; and Schedule 13G, Schedule 13D and Section 16 filings filed with the SEC through the record date. The column in each table entitled “Percentage of Shares of Common Stock Beneficially Owned” is based upon 70,968,630 shares of common stock outstanding as of the record date.
Preferred Stock
We have two authorized and outstanding series of preferred stock: our Series A Convertible Preferred Stock (“Series A Preferred Stock”) and our Series C Convertible Preferred Stock (“Series C Preferred Stock”). In September 2018, we issued the outstanding shares of Series C Preferred Stock in exchange for all of the then outstanding shares of our Series B Convertible Preferred Stock, which we then eliminated from our certificate of incorporation. Because our Series C Preferred Stock is nonvoting, it is not separately listed in columns in the first table, unlike the Series A Preferred Stock, which is voting.
Explanation of Certain Calculations in the Table for 5% Stockholders
The column in the following table entitled “Number of Shares of Common Stock Beneficially Owned” includes shares of common stock issuable upon conversion of (a) shares of Series A Preferred Stock based on a conversion price of $2.66, and (b) shares of common stock issuable upon conversion of shares of Series C Preferred Stock. To our knowledge, the stockholders listed in the table beneficially own no other securities or right under which they are entitled to acquire shares of common stock within 60 days of the record date. The column entitled “Percentage of Shares of Common Stock Beneficially Owned” deems the shares of common stock described in the first sentence of this paragraph to be outstanding and to be beneficially owned by the person holding the Series A Preferred Stock or Series C Preferred Stock for the purpose of computing the percentage ownership of the holder of those securities, but those securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned	Number of Shares of Series A Preferred Stock Beneficially Owned	Percentage of Shares of Series A Preferred Stock Beneficially Owned

5% Stockholders (other than our executive officers and directors)
Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	12,036,593	(1)	15.0%	600,000 (8)	100.0%
Armistice Capital LLC 510 Madison Avenue, 7th Floor New York, New York 10022	6,936,000	(2)	9.8%	—	—
Deerfield Management Company, L.P. 780 Third Avenue, 37th Floor New York, NY 10017	16,202,935	(3)	22.8%	—	—
Domain Associates, L.L.C. One Palmer Square Princeton, New Jersey 08542	3,625,838	(4)	5.1%	—	—
venBio Select Advisor LLC 110 Greene Street Suite 800 New York, New York 10012	6,240,000	(5)	8.8%	—	—
Stonepine Capital Management, LLC 919 NW. Bond Street, Suite 204 Bend, Oregon 97703	6,547,774	(6)	9.2%	—	—
UBS Group AG Bahnhofstrasse 45 PO Box CH-8098 Switzerland	4,900,534	(7)	6.9%	—	—

(1)
Represents 129,009 shares of common stock and 323,308 shares of common stock issuable upon conversion of Series A Preferred Stock held by Palo Alto Investors, LLC (“PAI LLC”), as an investment advisor and general partner of other funds; 1,216,657 shares of common stock and 3,476,692 shares of common stock issuable upon conversion of Series A Preferred Stock held by Palo Alto Healthcare Master Fund, L.P. (“Healthcare Master”); 1,668,371 shares of common stock and 5,222,556 shares of common stock issuable upon conversion of Series A Preferred Stock held by Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”). Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage PAI LLC. PAI LLC, Healthcare Master, Healthcare Master II, Dr. Lee and Dr. Yun (collectively the “PAI Investors”) filed a Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each PAI Investor disclaims beneficial ownership, except to the extent of that PAI Investors’ pecuniary interest therein. In addition, the filing of the Schedule 13G jointly by Healthcare Master and Healthcare Master II should not be construed as an admission that any of them is, and each disclaims that it is, a beneficial owner of any of common stock or Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to one vote per share of common stock underlying the Series A Preferred Stock on an as-converted basis based on a deemed conversion price of $2.95 per share, which results in 8,135,593 votes for the Series A Preferred Stock as of the record date.

(2)
Based on Schedule 13G/A filed with the SEC on February 14, 2019, represents 6,936,000 shares held by Armistice Master Capital Fund Ltd. (“Armistice Fund”) and may be deemed to indirectly beneficially owned by Armistice Capital, LLC (“Armistice Capital”) disclaim beneficial ownership of the shares except to the extent of their respective pecuniary interest.

(3)
Based on Schedule 13G/A filed by a group, including James Flynn, with the SEC on February 12, 2019, represents an aggregate of 6,052,935 shares of common stock and 10,150,000 shares of Series C Preferred Stock convertible into 10,150,000 shares of common stock collectively held by (i) Deerfield Special Situations Fund, L.P., Deerfield Private Design Fund II, L.P., Deerfield Private Design International II, L.P., and Deerfield Private Design Fund III, L.P., of which Deerfield Management Company, L.P. is the investment advisor. The provisions of the Series C Preferred Stock restrict its conversion to the extent that, upon such conversion, the number of shares then beneficially owned by the holder and its affiliates and any other person or entities with which such holder would constitute a Section 13(d) “group” would exceed 9.98% of the total number of shares of common stock then outstanding (the “Ownership Cap”). Accordingly, notwithstanding the number of shares reported, the reporting person disclaims beneficial ownership of the shares of common stock issuable upon conversion of the Series C Preferred Stock to the extent beneficial ownership of such shares would cause all reporting persons under the Schedule 13G/A, in the aggregate, to exceed the Ownership Cap.

(4)
Represents 3,590,931 shares held by Domain Partners VI, L.P. and 34,907 shares held by DP VI Associates, L.P. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. Brian Halak, Ph.D., a member of the Board, is a member of One Palmer Square Associates VI, LLC, but has no voting or investment power and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(5)
Based on Schedule 13G/A filed with the SEC on February 14, 2019, represents 6,240,000 shares held by venBio Select Advisor LLC (“VenBio”). VenBio provides investment advisory and management services and has acquired these shares solely for investment purposes on behalf of venBio Select Fund LLC, and certain managed accounts. The Schedule 13G/A for these shares was filed by VenBio and Behzad Aghazadeh (“Dr. Aghazadeh”). Dr. Aghazadeh serves as the portfolio manager and controlling person of VenBio. The filing by VenBio and Dr. Aghazadeh of the Schedule 13G/A should not be construed as an admission that VenBio or Dr. Aghazadeh is the beneficial owner of these shares.

(6)
Based on Schedule 13G/A filed with the SEC on February 13, 2019, represents 6,547,774 shares held by Stonepine Capital Management, LLC (the “GP”). The GP is the general partner and investment advisor of investment funds, including Stonepine Capital, L.P. (the “LP” and collectively, the “Funds”). Jon M. Plexico and Timothy P. Lynch are the control persons of the GP. The Funds, Mr. Plexico and Mr. Lynch (the “Filers”) filed their Schedule 13G jointly, but not as members of a group, and each disclaims membership in a group. Each of the Filers disclaim beneficial ownership of these shares, except to the extent of that person’s pecuniary interest therein. In addition, the filing of the Schedule 13G/A by the LP should not be construed as an admission that it is, and it disclaims that it is, a beneficial owner.

(7)	Based on Schedule 13G filed with the SEC on February 14, 2019, represents 4,900,534 shares held by UBS Group AG directly and on behalf of certain subsidiaries.
(8)
Includes 21,500 shares of Series A Preferred Stock held by PAI LLC, 231,200 shares of Series A Preferred Stock held by Healthcare Master and 347,300 shares of Series A Preferred Stock held by Healthcare Master II. For further information regarding PAI Investors, see footnote (1) above.

Explanation of Certain Calculations in the Table for Directors and Named Executive Officers
The column in the following table entitled “Number of Shares of Common Stock Beneficially Owned” includes shares of common stock underlying options to purchase common stock that are currently exercisable or exercisable within 60 days of the record date. To our knowledge, the stockholders listed in the following table, as well as the executive officers included in the group but not specifically named, beneficially own no other securities or right under which they are entitled to acquire shares of common stock within 60 days of the record date. The column entitled “Percentage of Shares of Common Stock Beneficially Owned” deems the shares of common stock described in the first sentence of this paragraph to be outstanding and to be beneficially owned by the person holding the option to purchase common stock for the purpose of computing the percentage ownership of the holder of those securities, but those securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Because our executive officers and directors do not beneficially own any shares of our preferred stock, the table omits the columns that describe ownership of Series A Preferred Stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned		Percentage of Shares of Common Stock Beneficially Owned
Directors and Named Executive Officers
Mark J. Brooks	195,000	(2)	*
Richard S. Eiswirth	1,905,057	(3)	2.6%
Kenneth Green, Ph.D.	1,320,520	(4)	1.8%
Brian K. Halak, Ph.D.	3,822,530	(5)	5.4%
Garheng Kong, Ph.D.	180,000	(6)	*
James R. Largent	200,000	(7)	*
C. Daniel Myers	2,801,831	(8)	3.8%
Peter J. Pizzo, III	215,000	(9)	*
Calvin W. Roberts, M.D.	467,611	(10)	*
Mary T. Szela	40,000	(11)	*
All current directors and executive officers as a group (10 persons)	11,147,549	(12)	14.0%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005.
(2)	Includes 195,000 shares issuable upon exercise of options exercisable within 60 days of the record date.
(3)	Includes 1,762,953 shares issuable upon exercise of options exercisable within 60 days of the record date.
(4)	Includes 1,110,416 shares issuable upon exercise of options exercisable within 60 days of the record date.
(5)
Dr. Halak is affiliated with Domain Associates L.L.C. Dr. Halak disclaims beneficial ownership of the shares held by the entities affiliated with Domain Associates referenced in footnote (4) to the table for 5% Stockholders above, except to the extent of his pecuniary interest therein. Includes 1,692 shares owned directly by Dr. Halak and 195,000 shares issuable upon exercise of options exercisable within 60 days of the record date.

(6)	Includes 180,000 shares issuable upon exercise of options exercisable within 60 days of the record date.
(7)	Includes 200,000 shares issuable upon exercise of options exercisable within 60 days of the record date.
(8)	Includes 2,643,155 shares issuable upon exercise of options exercisable within 60 days of the record date.
(9)	Includes 207,500 shares issuable upon exercise of options exercisable within 60 days of the record date.
(10)
Includes 175,000 shares issuable upon exercise of options exercisable within 60 days of the record date, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan, 6,389 shares held by Calvin W. Roberts IRA. Includes 245,435 shares held in a number of trusts with indirect ownership and 200 shares held by the spouse of Dr. Roberts in the Andrea C. Roberts IRA. Dr. Roberts disclaims beneficial ownership of the shares held in trust.

(11)	Includes 40,000 shares issuable upon exercise of options exercisable within 60 days of the record date.
(12)
Includes 8,405,362 shares issuable upon exercise of options exercisable within 60 days of the record date, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan, 6,389 shares held by Calvin W. Roberts IRA, 245,435 shares held in a number of trusts with indirect ownership, 200 shares held by the spouse of Dr. Roberts in the Andrea C. Roberts IRA and 144,764 shares held in joint tenancy by an executive and his spouse.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of the reports furnished to us and written representations provided to us by all of our directors and executive officers, we believe that during the year ended December 31, 2018, our directors, executive officers and greater than 10% stockholders timely filed all reports they were required to file under Section 16(a), except that Mr. Myers, Mr. Eiswirth, Dr. Green, Mr. Holland and Dr. Ashman each filed one report, covering two transactions, one day late; and Armistice Capital, LLC filed one report, covering three transactions, three days late.
CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
During 2017 and 2018, we were not a participant in any transaction or series of transactions in which the amount involved did exceed or may exceed the lesser of $120,000 or 1% of the average of our total assets at year end for 2017 and 2018 in which any directors, director nominees, executive officers, greater than 5% beneficial owners and their respective immediate family members (each, a “Related Person”) had or will have a direct or indirect material interest, other than the compensation arrangements (including with respect to equity compensation) described in “Executive Compensation” beginning on page 23 and “Director Compensation” beginning on page 12.
We intend to ensure that all future transactions between us and any Related Person are approved by a majority of the members of the Board, including a majority of the independent and disinterested members of the Board, and are on terms no less favorable to us than those that we could obtain from unaffiliated third-parties.

EXECUTIVE OFFICERS
The following table provides the name, age and position of each of our executive officers as of the record date. Certain biographical information for each executive officer follows the table.

Name	Age	Position
Richard S. Eiswirth, Jr.	50	President, Chief Executive Officer and Director
J. Philip Jones	55	Chief Financial Officer
David Holland	55	Chief Marketing Officer, Senior Vice President Corporate Communications and Managed Markets
Philip Ashman, Ph.D.	54	Chief Operating Officer and Senior Vice President Commercial Operations Europe
Samer Kaba, M.D.	57	Chief Medical Officer
Kenneth Green, Ph.D. (1)	60	Senior Vice President, Chief Scientific Officer and Global Head of Research and Development
____________________________

(1)	Dr. Green is resigning from employment with the Company effective April 30, 2019 and will serve as a consultant to the Company for a one-year term beginning on May 1, 2019.
Richard S. Eiswirth, Jr. — For biographical information about Mr. Eiswirth, see “Proposal 1: Election of Directors – Continuing Directors Not Standing for Election – Class II Directors (Terms Expire in 2021).”
J. Philip Jones has been our Chief Financial Officer since January 2019. Mr. Jones was previously our Vice President of Finance, a position he held from August 2016. Mr. Jones joined us in May 2015 as the Executive Director of Finance and Corporate Controller. Prior to May 2015, Mr. Jones held senior financial leadership roles at Theragenics Corporation, a medical device company, from July 2014 to May 2015 and Superior Essex, a public communications and electric cable company from September 2002 to July 2014. Prior to 2002, Mr. Jones held financial leadership positions at Arjo Wiggins Medical, the medical division of Arjo Wiggins Appleton and Hebel Building Systems, a division of Philipp Holzmann AG. Mr. Jones began his financial career in 1986 as an accountant for a large regional CPA firm in Atlanta, Georgia. Mr. Jones is a Certified Public Accountant in the state of Georgia and is a graduate of Auburn University with a B.S. in Business Administration with an emphasis in accounting.
David Holland is one of our co-founders and currently serves as our Chief Marketing Officer, Senior Vice President Corporate Communications and Managed Markets. Mr. Holland served as the Vice President of Marketing from the founding of our Company in 2003 through August 2010, when he was appointed the Senior Vice President of Sales and Marketing, a position he held until January 2019. Prior to co-founding our Company, Mr. Holland served as the Vice President of Marketing of Novartis Ophthalmics from 1998 to 2003. In 1997, Mr. Holland served as Global Head of the Lens Business at CIBA Vision and in 1996, Global Head of the Lens Care Business of CIBA Vision. From 1992 to 1995, Mr. Holland served as the Director of Marketing for CIBA Vision Ophthalmics. From 1989 to 1991, Mr. Holland served as New Products Manager for CIBA Vision. From 1985 to 1989, Mr. Holland served as a Brand Assistant and Assistant Brand Manager of Procter and Gamble. Mr. Holland holds an A.B. in Politics from Princeton University.
Philip Ashman, Ph.D. has served as Chief Operating Officer and Senior Vice President Commercial Operations Europe since January 2019. Previously, Dr. Ashman served as the Senior Vice President, Managing Director Europe since January 2013. Prior to joining us, Dr. Ashman held a number of leadership roles at Bayer from 2006 to 2012, including being responsible for leadership of the market access strategy in the U.K. for Bayer, covering all therapy areas including ophthalmology. Prior to this, Dr. Ashman served as Vice President Global Marketing Oncology at Bayer and also as Vice President Regional Business Unit Head (Europe) Oncology, responsible for the delivery of oncology sales and profitability targets in Europe, Canada, the Middle East and Africa. Before 2006, Dr. Ashman held UK-based business leadership positions in AstraZeneca and Sanofi. Dr. Ashman holds a doctorate in biochemistry from the University of London: Royal Holloway and Bedford, U.K., and a Bachelor of Science degree in biochemistry from the University College London, U.K.
Samer Kaba, M.D. was appointed Chief Medical Officer, a new position in the Company, as of April 4, 2019. Dr. Kaba is responsible for directing our global medical strategy behind current and future projects. Functions under Dr. Kaba’s oversight will include medical affairs, pharmacovigilance, medical information, clinical operations and regulatory affairs. Dr. Kaba is a board-certified neurologist with over 15 years of pharmaceutical industry experience leading diverse teams and global projects. Before joining Alimera, Dr. Kaba served as Chief Medical Officer at Cortexyme from October 2016 to November 2018, where he was responsible for formulating and executing regulatory and clinical development strategies. Prior to this, he was Global Head of Clinical Development and Medical Affairs at Osmotica Pharmaceuticals from October 2015 to October 2016, where he led the development of new products and supported marketed drugs, and Vice President of Medical Affairs at Medpace from February 2010 to September 2015, where he was instrumental in expanding the neuroscience therapeutic area. Before he joined the pharmaceutical industry, Dr. Kaba held multiple academic positions at the University of Texas M.D. Anderson Cancer Center, University of Arkansas for Medical Sciences and Emory University, and maintained a neurology/MS private practice. Dr. Kaba completed his medical degree at Damascus University School of Medicine, and his neurology training at the State University of New York at Buffalo. He also completed fellowship training in Neuro-Ophthalmology and Neuro-Immunology at the State University of New York at Buffalo, and in Neuro-Oncology at the University of Texas M.D. Anderson Cancer Center. Dr. Kaba is board-certified by the American Board of Psychiatry and Neurology.
Kenneth Green, Ph.D. joined us in 2004 as Vice President of Scientific Affairs, served as the Senior Vice President and Chief Scientific Officer of our Company from January 2007 to January 2019 and currently serves as Senior Vice President, Chief Scientific Officer and Global Head of Research and Development. Prior to joining us, Dr. Green served as the V.P. Global Head of Clinical Sciences at Novartis Ophthalmics. He has managed ophthalmic clinical development organizations at Storz Ophthalmics, Bausch & Lomb and CIBA Vision. He started his career in the pharmaceutical industry in 1984, as a basic research scientist in drug discovery at Lederle Laboratories, and has since held positions in many areas of drug development. Dr. Green holds a B.A. in Chemistry from Southern Illinois University and a Ph.D. in Organic Chemistry from Ohio State University.
Election of Officers
Our executive officers are currently elected by the Board on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
Compensation Objectives and Overview
As a pharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. We believe that for life science companies, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly affected by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.
Compensation Committee
The compensation committee of the Board is comprised of three non-employee members of the Board. The compensation committee reviews the performance of our management in achieving corporate objectives and aims to ensure that the executive officers are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee annually reviews the performance of each executive officer. Our Chief Executive Officer, as the manager of the executive team, assesses our executive officers’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and equity award for each member of the executive team other than himself. The compensation committee meets with the Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the Chief Executive Officer’s contributions when the Chief Executive Officer is not present, and determines any increase in salary, cash bonus and equity award.
Compensation Consultant
The compensation committee has engaged FW Cook since 2011 to provide advice in connection with our executive compensation programs and incorporated FW Cook’s recommendations into its decision-making process for setting the named executive officers’ 2018 compensation.

2018 Summary Compensation Table
The following table summarizes the compensation that we paid to our Chief Executive Officer and each of our two other most highly compensated executive officers during the years ended December 31, 2018 and 2017. We refer to these executive officers in this Proxy Statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(4)	Restricted Stock Units ($)(5)(6)	Option Awards ($)(7)(8)	Non-Equity Incentive Plan Compensa-tion ($)(9)	All Other Compen-sation ($)(10)	Total ($)
C. Daniel Myers
Chairman of the Board and Former Chief Executive Officer (1)	2018 2017	600,000 519,120	— —	143,956 124,844	306,734 386,962	— —	6,097 6,786	1,056,787 1,037,712

Richard S. Eiswirth, Jr.
President, Chief Executive Officer and Former Chief Financial Officer (2)	2018 2017	495,000 425,000	— —	97,208 83,662	232,962 295,912	— —	6,122 6,786	831,292 811,360

Kenneth Green, Ph.D.
Senior Vice President, Scientific Affairs and Chief Scientific Officer (3)	2018 2017	406,000 379,000	— —	70,876 66,316	143,660 182,100	— —	6,094 6,786	626,630 634,202

(1)	Mr. Myers served as our Chief Executive Officer until January 2, 2019, when he became our Chairman of the Board of Directors and retired as our Chief Executive Officer.

(2)
Mr. Eiswirth served as our President and Chief Financial Officer until January 2, 2019, when he was promoted to President and Chief Executive Officer and relinquished his role as Chief Financial Officer.

(3)	Dr. Green is resigning from employment with the Company effective April 30, 2019 and will serve as a consultant to the Company for a one-year term beginning on May 1, 2019.

(4)	As explained in greater detail below, in 2017 and 2018 the compensation committee elected to grant our executive officers restricted stock units in lieu of a cash bonus program.

(5)
The amounts reported in this column represent the aggregate grant date fair value of restricted stock units awarded computed in accordance with the FASB ASC Topic 718. See Note 13 of the Notes to the Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of the restricted stock unit awards.

[Footnotes are continued on following page.]

(6)	The material terms of the restricted stock units granted in 2018 are as follows:

Name	Grant Date	Number of RSUs (#)	Vesting Dates
C. Daniel Myers	1/22/2018	124,100	(a)
	1/20/2017	105,800	(b)
Richard S. Eiswirth, Jr.	1/22/2018	83,800	(c)
	1/20/2017	70,900	(d)
Kenneth Green, Ph.D.	1/22/2018	61,100	(e)
	1/20/2017	56,200	(f)

(a) Vested in two equal installments on February 4 and February 5, 2019.
(b) Vested in four equal installments on January 16, January 17, January 18 and January 19, 2018.
(c) Vested in two equal installments on February 6 and February 7, 2019.
(d) Vested in four equal installments on January 16, January 17, January 18 and January 19, 2018.
(e) Vested in two equal installments on January 31 and February 1, 2019.
(f) Vested in four equal installments on January 16, January 17, January 18 and January 19, 2018.

(7)
The amounts reported in this column represent the aggregate grant date fair value of options awarded computed in accordance with FASB ASC Topic 718. See Note 13 of the Notes to the Financial Statements in the Annual Report for a discussion of our assumptions in determining the ASC 718 values of our option awards.

(8)
The material terms of the stock options granted in 2018 and 2017 are described in the following table. Each option vests in 48 equal monthly installments over a four-year period beginning on the initial vesting date.

Name	Initial Vesting Date	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
C. Daniel Myers	2/22/2018	395,000	1.16	1/21/2028
	2/20/2017	425,000	1.18	1/19/2027
Richard S. Eiswirth, Jr.	2/22/2018	300,000	1.16	1/21/2028
	2/20/2017	325,000	1.18	1/19/2027
Kenneth Green, Ph.D.	2/22/2018	185,000	1.16	1/21/2028
	2/20/2017	200,000	1.18	1/19/2027

(9)	We paid no non-equity incentive plan compensation for 2018 or 2017.

(10)	All Other Compensation represents 401(k) matching contributions and short-term and long-term disability gross-ups paid on an executive’s behalf.
Narrative Explanation of Certain Aspects of the Summary Compensation Table
The compensation paid to our named executive officers in 2018 consisted of the following components:

•	base salary;

•	restricted stock units in lieu of cash bonuses; and

•	long-term incentive compensation in the form of stock options.

As noted above, on November 29, 2018, we announced a Succession Plan that took effect on January 2, 2019 (the Transition Date). Under the Succession Plan:

•	Effective on the Transition Date, C. Daniel Myers retired as our Chief Executive Officer and became a consultant to the Company.

•	Effective on the Transition Date, Richard S. Eiswirth, Jr., previously our President and Chief Financial Officer, was promoted to Chief Executive Officer.

•
Effective April 30, 2019, Kenneth Green, Ph.D., the Company’s Senior Vice President, Chief Scientific Officer and Global Head of Research and Development, will resign from employment with the Company, and he will become a consultant to the Company effective May 1, 2019.

Pursuant to the Succession Plan, each of Mr. Myers and Dr. Green entered into a Succession and Consulting Agreement (each, a “Consulting Agreement”) whereby each person has begun serving, or will serve, as a consultant to the Company after the termination of his employment with the Company. Each Consulting Agreement was filed with the SEC on November 29, 2018 as an exhibit to a Current Report on Form 8-K. Further, the terms of Mr. Eiswirth’s employment changed upon his promotion to Chief Executive Officer. Under each heading below, we describe the terms of the Employment Agreements that were in effect during 2018 and then explain the subsequent changes that have occurred in 2019.
Base Salaries
For the year ended December 31, 2018, the annual base salaries for our named executive officers were as follows:

•	C. Daniel Myers — $600,000;

•	Richard S. Eiswirth, Jr. — $495,000; and

•	Kenneth Green, Ph.D. — $406,000.
Under the Succession Plan in 2019, each of the named executive officers will receive the following compensation:

•	C. Daniel Myers — $120,000 per year in equal monthly installments for providing consulting services to the Company for up to 24 business days per year;

•	Richard S. Eiswirth, Jr. — $525,000 in annual salary; and

•	Kenneth Green, Ph.D. — $406,000 per year in equal monthly installments for providing consulting services to the Company for up to 36 business days per year.
Restricted Stock Awards
For 2017 and 2018, we determined that instead of offering a cash bonus to our executive officers, we would grant them restricted stock units that would allow them to obtain stock in Alimera. We implemented this plan in lieu of the cash bonus program to conserve cash for other corporate uses and to further align the interests of our executive officers with those of our common stockholders. The restricted stock unit awards were set at a level that reflected a significant reduction as compared to the historical target cash bonus opportunities provided to our executive officers. The grant value of the 2018 awards was equal to approximately 40% of the target cash bonus opportunity of the executive officer. We also implemented this plan for all other Company employees worldwide, except for employees who receive sales-based commissions.
Under the Succession Plan, in January 2019 we granted to Mr. Eiswirth 201,100 RSUs that vest in two equal amounts on March 5 and March 6, 2020.

Long-Term Incentive Compensation
We use equity awards for our long-term equity compensation to ensure that our executive officers have a continuing stake in our long-term success. Our long-term incentive awards have primarily been in the form of options to purchase our common stock. Because our executive officers are awarded stock options with an exercise price equal to the fair market value of our common stock on the date of grant, these options will have value to our executive officers only if the market price of our common stock increases after the date of grant and they remain employed by us through the vesting date.
Generally, to align the executive’s interests with those of our stockholders, we make a significant stock option grant to an executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Typically, our initial stock option grants to new executives vest at the rate of 25% after the first year of service, with the remainder vesting ratably over the subsequent 36 months. Our stock option grants to continuing executives vest in equal monthly installments over a four-year period following the grant date. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employ and to enhance stockholder value over time.
For information regarding the vesting and acceleration provisions applicable to the options held by our named executive officers, please see “Severance and Change in Control Benefits” below.
Under the Succession Plan, in January 2019 we granted to Mr. Eiswirth 500,000 stock options. The exercise price for each option is $0.86, the closing price of the Company’s common stock on the Nasdaq Global Market on January 23, 2019. Each option vests in 1/48th increments monthly over four years.
Employment Agreements with Our Executive Officers
Effective October 23, 2014, upon the recommendation of our compensation committee following its review of an executive compensation study performed by FW Cook, we entered into amended and restated employment agreements with each of our named executive officers (each an “Employment Agreement”). The Employment Agreements provide for a starting base salary and a potential annual bonus, which is subject to adjustment by the Board from time to time. Each of the Employment Agreements provides that the applicable named executive officer’s employment with us is “at will.” The named executive officers are entitled to receive all other benefits generally available to our executive officers. The Employment Agreements also provide certain severance and change in control-related benefits to our named executive officers, including cash severance and vesting acceleration upon the occurrence of certain defined events. Additional information regarding these agreements is included in the sections titled “Severance and Change in Control Benefits” and Benefits upon Death or Disability below.
Outstanding Equity Awards as of December 31, 2018
The following table sets forth information regarding each option and restricted stock unit held by each of our named executive officers as of December 31, 2018. The vesting provisions applicable to each outstanding option and restricted stock unit is described in the footnotes to the following table. For a description of the acceleration of vesting provisions applicable to the options and restricted stock unit held by our named executive officers, please see the section titled “Severance and Change in Control Benefits” below.

	Option Awards						Restricted Stock Awards
Name	Initial Vesting Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Type of Award	Grant Date	Market Value of Shares or Units of Stock that Have Not Vested ($)	Number of Shares or Units of Stock that Have Not Vested (#)
C. Daniel Myers	8/25/2010		26,306	—	4.02	8/25/2019	RSU (2)	1/22/2018	143,956	124,100
	12/22/2010		79,851	—	4.02	8/25/2019
	12/3/2010		97,185	—	11.15	11/3/2020
	3/10/2012		300,000	—	1.65	2/10/2022
	1/19/2013		365,000	—	1.66	12/19/2022
	1/19/2013		77,000	—	1.66	12/19/2022
	1/16/2014		365,000	—	2.47	12/15/2023
	1/16/2014		110,000	—	2.47	12/15/2023
	2/28/2015	(1)	440,625	9,375	5.51	1/28/2025
	2/4/2016	(1)	328,125	121,875	2.47	1/3/2026
	2/20/2017	(1)	203,646	221,354	1.18	1/19/2027
	2/22/2018	(1)	90,521	304,479	1.16	2/21/2018
Richard S. Eiswirth, Jr.	8/25/2010		7,033	—	4.02	8/25/2019	RSU (3)	1/22/2018	97,208	83,800
	12/22/2010		21,350	—	4.02	8/25/2019
	12/3/2010		68,153	—	11.15	11/3/2020
	3/10/2012		170,000	—	1.65	2/10/2022
	1/19/2013		235,000	—	1.66	12/19/2022
	1/19/2013		73,500	—	1.66	12/19/2022
	1/16/2014		235,000	—	2.47	12/15/2023
	1/16/2014		105,000	—	2.47	12/15/2023
	2/28/2015	(1)	269,271	5,729	5.51	1/28/2025
	2/4/2016	(1)	200,521	74,479	2.47	1/3/2026
	2/20/2017	(1)	155,729	169,271	1.18	1/19/2027
	2/22/2018	(1)	68,750	251,250	1.16	2/21/2018
Kenneth Green, Ph.D.	8/25/2010		9,118	—	4.02	8/25/2019	RSU (4)	1/22/2018	70,876	61,100
	12/22/2010		27,678	—	4.02	8/25/2019
	12/3/2010		54,057	—	11.15	11/3/2020
	3/10/2012		95,000	—	1.65	2/10/2022
	1/19/2013		135,000	—	1.66	12/19/2022
	1/19/2013		45,500	—	1.66	12/19/2022
	1/16/2014		135,000	—	2.47	12/15/2023
	1/16/2014		65,000	—	2.47	12/15/2023
	2/28/2015	(1)	190,938	4,062	5.51	1/28/25
	2/4/2016	(1)	142,188	52,812	2.47	1/3/2026
	2/20/2017	(1)	95,833	104,167	1.18	1/19/2027
	2/22/2018	(1)	42,396	142,604	1.16	2/21/2028
(1) Vests in 48 equal monthly installments over a four-year period beginning on the initial vesting date.
(2) Vested in two equal installments on February 4 and February 5, 2019.
(3) Vested in two equal installments on February 6 and February 7, 2019.
(4) Vested in two equal installments on January 31 and February 1, 2019.

Severance and Change in Control Benefits
The Employment Agreement of each of our named executive officers provides certain severance and change in control benefits as described below.
Under each heading below, we describe the terms of the Employment Agreements that were in effect during 2018 and then explain the subsequent changes that have occurred in 2019.
The forms of Employment Agreement that were in effect for 2018 for each of our named executive officers did not provide for severance payments in the absence of a change in control. Mr. Myers’ Consulting Agreement provides for severance payments to him totaling $600,000 in connection with his termination as our employee. The severance payments are being made, or will be made, in 24 equal installments of $25,000 beginning on January 15, 2019 and ending on December 31, 2019. Dr. Green will not receive any severance payments under his Consulting Agreement. The severance and change in control benefits for Mr. Eiswirth in 2019 have not been finalized but will not be any less favorable to Mr. Eiswirth than the benefits under his Employment Agreement for his service as our President and Chief Executive Officer.
Acceleration Provisions for Unvested Options in Event of Change in Control
In June 2008, the Board established acceleration provisions for unvested options in the event of a change in control. Under these provisions, if change in control occurs, each executive will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of such transaction. In addition, unvested options vest in full if the stock options are not continued or replaced with an alternate security, the executive is terminated without cause or the executive terminates his employment for good reason within 12 months of a change in control.
As modified in 2019 for Mr. Myers, the above provisions apply, except that he shall vest in 100% of the remaining unvested stock options if (a) we are subject to a change in control before his service with us terminates and (b) within 12 months after the change in control, we terminate his service as a consultant without cause or he terminates his service for good reason. As modified in 2019 for Dr. Green, there are no acceleration provisions for unvested options in the event of a change in control.
Termination Without Cause/Resignation for Good Reason Not in Connection with a Change in Control
In addition, each of the Employment Agreements provides that if we terminate the applicable named executive officer’s employment without cause or if he resigns for good reason, either more than three months prior to a change in control or more than 18 months after a change in control, subject to the conditions in the Employment Agreement, the officer will be entitled to:

•	100% of his total annual base salary at the rate in effect at the time of termination paid in 12 monthly installments;

•	a cash payment equal to his earned and pro-rated annual bonus; and

•
payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA for one year following the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

As modified in 2019 for Mr. Myers, if we terminate his service as a consultant without cause or if he resigns as a consultant for good reason, he will generally receive his scheduled consulting compensation of $10,000 per month for six months. As modified in 2019 for Dr. Green, if we terminate his service as a consultant without cause or if he resigns as a consultant for good reason, he will generally receive his scheduled consulting compensation of $33,833 per month for the remainder of his 12-month term.
Termination Without Cause/Resignation for Good Reason in Connection with a Change in Control
If we terminate the applicable named executive officer’s employment without cause or if he resigns for good reason, either within three months prior to a change in control or within 18 months after a change in control, subject to the conditions in the Employment Agreement, the named executive officer will be entitled to:

•	a cash payment equal to his earned and pro-rated annual bonus;

•
payment of the premiums for medical insurance coverage for the officer and the officer’s dependents under COBRA, with the specific number of months of payment varying based on the named executive officer as described below; and

•
a multiple of the sum of (a) his total annual base salary at the rate in effect at the time of termination plus (b) his target bonus in effect at the time of termination, with the specific multiple and timing of payments varying based on the named executive officer as described below:

▪
For Dr. Green, the multiple of the sum is 125%, which will be paid in 15 monthly installments. In addition, the payment of premiums for medical insurance will be for 15 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

▪
For Mr. Eiswirth, the multiple of the sum is 137.5%, which will be paid in 17 monthly installments. In addition, the payment of premiums for medical insurance will be for 17 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

▪
For Mr. Myers, the multiple of the sum is 150%, which will be paid in 18 monthly installments. In addition, the payment of premiums for medical insurance will be for 18 months or until he is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

As modified in 2019 for each of Mr. Myers and Dr. Green, there are no provisions in each respective Consulting Agreement that apply if we terminate his service as a consultant without cause or if he resigns as a consultant for good reason, in either case in connection with a change in control.
Acceleration of Unvested Equity in the Event of a Change in Control
The Employment Agreements also provide for acceleration of any unvested equity held by our named executive officers if a change in control occurs. Under these provisions, each officer will receive 12 months of additional vesting for any equity securities that are outstanding and unvested as of the date of such transaction. In addition, unvested equity securities will vest in full if the officer is terminated without cause, or the officer resigns for good reason, in each case within 12 months of a change in control, or if certain conditions are not satisfied with respect to a merger or consolidation.
As modified in 2019 for Mr. Myers, the above provisions apply, except that he shall vest in 100% of the remaining unvested equity securities if (a) we are subject to a change in control before his service with us terminates and (b) within 12 months after the change in control, we terminate his service as a consultant without cause or he terminates his service for good reason. As modified in 2019 for Dr. Green, there are no acceleration provisions for unvested equity securities in the event of a change in control.

Acceleration of Unvested RSUs in the Event of a Change in Control
The RSUs granted to the named executive officers allow for full acceleration upon a change in control. As modified in 2019 for Mr. Myers, he shall vest in 100% of the remaining unvested equity securities (including RSUs) if (a) we are subject to a change in control before his service with us terminates and (b) within 12 months after the change in control, we terminate his service as a consultant without cause or he terminates his service for good reason. As modified in 2019 for Dr. Green, there are no acceleration provisions for unvested RSUs in the event of a change in control.
Rationale for Severance and Change in Control Arrangements
Our compensation committee believes that these severance and change in control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. Particularly given the significant acquisition activity in the life science industry, we could be acquired by another company in the future. Accordingly, our compensation committee believes that the larger severance packages resulting from terminations related to change in control transactions, and bonus and vesting packages relating to the change in control itself, will provide an incentive for these executives to help execute such a transaction from its early stages until closing.
No material changes were made to these benefits in 2018 compared to 2017. Changes made in 2019 are described above.
Benefits upon Death or Disability
Death of the Officer
The Employment Agreement of each of our named executive officers provides certain benefits if his employment is terminated on account of his death. In that event, we are obligated to pay:
(a)his base salary through the end of the month in which his death occurred,
(b)a cash payment equal to his earned and pro-rated annual bonus through the date of death,
(c)any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan, and
(d)the premiums for medical insurance coverage for the officer’s dependents under COBRA for 12 months after the date of death or, if earlier, until the officer’s dependents are eligible to be covered under another substantially equivalent medical insurance plan.
As modified in 2019 for Mr. Myers, a termination of his service as a consultant as a result of his death is treated as a termination without cause under his Consulting Agreement. Accordingly, his estate will generally receive his scheduled consulting compensation of $10,000 per month for six months. As modified in 2019 for Dr. Green, a termination of his service as a consultant as a result of his death is treated as a termination without cause under his Consulting Agreement. Accordingly, his estate will generally receive his scheduled consulting compensation of $33,833 per month for the remainder of his 12-month term.
Disability of the Officer
The Employment Agreement of each of our named executive officers provides certain benefits if his employment is terminated on account of his disability. In that event, we are obligated to pay:
(a)his base salary through the end of the month in which the termination occurred,

(b)a cash payment equal to his earned bonus,

(c)	any benefits the officer is entitled to under the terms of any applicable disability plans or other employee benefit plan, and

(d)
the premiums for medical insurance coverage for the named executive officer and the officer’s dependents under COBRA for 18 months after the date of termination or, if earlier, until the officer is eligible to be covered under another substantially equivalent medical insurance plan by a subsequent employer.

As modified in 2019 for each of Mr. Myers and Dr. Green, the Board has the right to terminate his service as a consultant on or after the date he has a disability, and such a termination shall be treated as a termination without cause under the Consulting Agreement. Accordingly, in that event each of Mr. Myers and Dr. Green will receive the respective payments described in “Death of the Officer” above.
Other Benefits
Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our employee stock purchase plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. At this time, we do not provide special benefits or other perquisites to our executive officers.
Policies Regarding Recovery of Awards
Our compensation committee has not adopted a policy that requires us to make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. However, we expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the regulations that will be issued under that act. We elected to wait until the SEC issues guidance about the proper form of a clawback policy to ensure that we implement a fully compliant policy at one time, rather than implementing a policy this year that may require amendment in the future after the SEC regulations are released.
Tax and Accounting Treatment of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and certain of our other executive officers. While the compensation committee considers deductibility factors when making compensation decisions, the compensation committee also looks at other considerations, such as providing our executive officers with competitive and adequate incentives to remain with us and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions.
The 2018 stock option and restricted stock unit awards are not exempt from Section 162(m), and therefore will not be deductible to the extent the $1 million limit of Section 162(m) is exceeded. Despite the compensation committee’s efforts to structure certain elements of our named executive officers’ compensation granted in 2018 and earlier years in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, no assurance can be given that compensation otherwise intended to satisfy the requirements for exemption from Section 162(m) in fact will be exempt from its deduction limits because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including uncertainties created by Federal legislation repealing the previous exemption from Section 162(m)’s deduction limit for performance-based compensation, generally effective for taxable years beginning after December 31, 2017. Our compensation committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that such action is appropriate and in our best interests.
We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.
Policies on Ownership, Insider Trading, Hedging and 10b5-1 Plans
We do not have formal stock ownership guidelines for our executive officers, because the compensation committee is satisfied that stock and option holdings among our executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders. In addition, we believe that stock ownership guidelines are rare in commercial pharmaceutical companies at our stage, which means that ownership requirements would put us at a competitive disadvantage when recruiting and retaining high-quality executives.
Our insider trading policy prohibits hedging, transactions in options such as puts or calls or “short sales” involving our securities by our executive officers and employees. We have authorized our executive officers to enter into trading plans established according to Section 10b5-1 of the Exchange Act with an independent broker-dealer (“broker”) designated by us. These plans may include specific instructions for the broker to exercise vested options and sell Company stock on behalf of the executive officer at certain dates, if our stock price is above a specified level or both. Under these plans, the executive officer no longer has control over the decision to exercise and sell the securities in the plan, unless he or she amends or terminates the trading plan during a trading window. Plan modifications are not effective until the 31st day after adoption. The purpose of these plans is to enable executive officers to recognize the value of their compensation and diversify their holdings of our stock during periods in which the executive officer would be unable to sell our common stock because material information about us had not been publicly released. As of the record date, three of our executive officers had a trading plan in effect.
Stockholder Advisory Vote on Executive Compensation
At our 2018 annual meeting of stockholders, approximately 96.4% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2018 annual meeting of stockholders, including the 2017 Summary Compensation Table and other related tables and disclosures. The compensation committee considers this vote to be an endorsement of our compensation philosophy and practices, including our balance between cash and equity compensation. Based upon that stockholder vote, the compensation committee believed that significant modifications to our executive compensation program were not necessary for 2018 and, as such, it remained relatively unchanged from our 2017 program. Both our compensation committee and the Board intend to periodically reevaluate our executive compensation philosophy and practices in light of our performance, needs and developments, including the outcome of future non-binding advisory votes by our stockholders.

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Board understands the interests our investors have in the compensation of our executives. In recognition of that interest and as required by Section 14A of the Exchange Act, as created by Section 951 of the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Consistent with the preference expressed by a majority of our stockholders, we currently hold this advisory vote on executive compensation every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of advisory votes on executive compensation at least every six years. The next advisory vote on the frequency of advisory vote on executive compensation is expected to occur at the 2023 annual meeting of stockholders.
As described in detail in “Executive Compensation – Compensation Objectives and Overview,” our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value.
The compensation committee of the Board reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in our “Executive Compensation – Compensation Objectives and Overview,” our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus or RSU awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Stockholders are encouraged to read “Executive Compensation – Compensation Objectives and Overview,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
For Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote FOR Proposal 3. Abstentions and broker non-votes will not be counted either FOR or AGAINST the proposal and will have no effect on the proposal.
Because the vote on Proposal 3 is an advisory vote, the result will not be binding on the Board or compensation committee. The Board and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
The Board unanimously recommends that you vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

PROPOSAL 4
APPROVAL OF THE 2019 OMNIBUS INCENTIVE PLAN
Overview
On April 25, 2019, our Board approved, subject to stockholder approval, the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (the “2019 Plan”). The purpose of the 2019 Plan is to help us attract, retain and motivate directors, officers and employees of, and consultants to, the Company and its subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of our business. By granting awards to these individuals under the 2019 Plan, we will enable them to participate in our future success and growth and align their interests with those of the Company and its stockholders. If approved by stockholders at the Annual Meeting, the 2019 Plan will become effective on that date (the “Effective Date”). Our Board has directed that the 2019 Plan be submitted for approval by our stockholders. We are submitting the 2019 Plan to our stockholders at this time to replace our current equity compensation plan, the Alimera Sciences, Inc. 2010 Equity Incentive Plan (the 2010 Equity Plan), and to comply with Nasdaq Stock Market rules, which require stockholder approval.
The 2019 Plan, if approved, will replace the 2010 Equity Plan, and no new awards will be granted under the 2010 Equity Plan. Any awards outstanding under the 2010 Equity Plan, the 2004 Incentive Stock Plan, as amended (the “2004 Plan”), and the 2005 Incentive Stock Plan, as amended (the “2005 Plan”), will continue to be outstanding and governed by the provisions of the applicable plans. (In this section, we refer to the 2010 Equity Plan, the 2004 Plan and the 2005 Plan as the “Prior Plans.”) If our stockholders do not approve the 2019 Plan, it will not be adopted and we will continue to grant awards under the 2010 Equity Plan until it expires in April 2020. In that event, our ability to provide incentives and reward directors, officers and employees to attract and retain them on a competitive basis and to align their interests with ours may be limited.
We believe our share request is reasonable, short-term and consistent with market practices. Based on our current equity award practices, we expect that the proposed share request would be sufficient for equity compensation awards over approximately the next two years. We believe an estimated two-year life of the share request is reasonable and consistent with general market practices and is necessary for our ability to continue to recruit, hire and retain talent required to successfully execute our business plans. Without additional shares, our ability to provide competitive compensation that aligns employees with the interests of our stockholders would be greatly diminished. The compensation committee of the Board recommended that the Board approve the 2019 Plan. In making this recommendation, the compensation committee was advised by FW Cook.
Corporate Governance Aspects of the 2019 Plan
The Board believes that the design of the 2019 Plan and the number of shares to be authorized for issuance under the 2019 Plan are consistent with the interests of stockholders and strong corporate governance practices, and that the 2019 Plan reflects current practices in equity incentive plans that we consider best practices, such as:

•
Multiple Award Types. The 2019 Plan permits the issuance of restricted stock units (“RSUs”), stock options, restricted stock, stock appreciation rights (“SARs”) and other types of equity and cash incentive grants, subject to the share limits of the 2019 Plan. This breadth of award types will enable awards to be tailored in the future to attract, retain and motivate directors, officers and employees of, and consultants to, the Company and its subsidiaries in light of the accounting, tax and other standards applicable at the time of grant.

•
No Evergreen Feature. Unlike the 2010 Equity Plan, the 2019 Plan does not include an “evergreen” feature that would cause the number of authorized shares to increase automatically in future years. The number of authorized shares under the 2019 Plan is fixed at 7,500,000 (subject to certain adjustments as described in the

2019 Plan and below). As of the record date, 639,062 shares remain available for grant under the 2010 Equity Plan, and no shares remain available for grant under the 2004 Plan and the 2005 Plan. If our stockholders approve the 2019 Plan, no new grants will be made under the Prior Plans, the 639,062 shares that would otherwise remain available for awards under the 2010 Equity Plan as of the Effective Date, and the 2,000,000 shares that would otherwise be made available in the future for awards under the “evergreen” provision of the 2010 Equity Plan, will no longer be available or reserved for such use.

•
Repricings Prohibited. Repricing of options and SARs generally is prohibited without prior stockholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•	Discounted Stock Options and SARs Prohibited. All options and SARs must have an exercise price that is not less than the fair market value of our common stock on the date the option or SAR is granted.

•
“Double-Trigger” Required for Vesting on Change in Control If Awards Are Replaced. A change in control does not trigger full vesting of awards under the 2019 Plan if those awards are replaced by substantially equivalent awards. Any continuing or replacement awards will retain terms related to vesting that are substantially identical to those in effect before the change in control and the other terms, except that full vesting may occur if the participant incurs a qualifying termination of employment within a specified period following the change in control (the occurrence of the “double trigger”), as provided in the applicable award agreement.

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Responsible Share Recycling. The 2019 Plan contains responsible share recycling provisions. If the exercise price of any option or SAR or if the tax withholding obligations relating to any option or SAR are satisfied by delivering shares of common stock or withholding shares of common stock relating to such option or SAR, the gross number of shares subject to such option or SAR will be deemed to have been granted, and those shares will not be available (recycled) for awards under the 2019 Plan in the future. Further, to the extent that any award under a Prior Plan is forfeited, terminates, expires or lapses instead of being exercised, or if any such award is settled for cash, the shares subject to such award not delivered as a result will not be available for issuance in connection with awards under the 2019 Plan.

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No Dividend Equivalents Distributed on Unvested Awards. The 2019 Plan prohibits payment of dividends or dividend equivalents on stock options and stock appreciation rights, and prohibits payment of dividends and dividend equivalents on other awards unless and until the underlying awards are earned and vested (although such dividends and dividend equivalents can accrue and be accumulated).

•
Annual Limit on Awards to Directors. The 2019 Plan establishes an annual limitation of $400,000 on the amount of aggregated cash compensation and the value of awards (determined on the date of grant) that may be subject to awards made to non-employee members of the Board for service as a director in any one calendar year beginning on or after January 1, 2019.

•	No Liberal Change-in-Control Definition. The plan does not contain a “liberal” change in control definition (e.g., mergers require actual consummation).

•
No Excise or Penalty Tax Gross-ups. The plan does not contain tax gross-ups on parachute payments. The plan prohibits any tax gross-ups related to any penalty taxes imposed under the deferred compensation rules of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

•	Transfer Restrictions. The plan contains robust transfer restrictions.

Grant Practices
Burn rate, which is a measure of share utilization rate in equity compensation plans, is an important factor for investors concerned about stockholder dilution. Burn rate is defined as the gross number of equity-based awards granted during a calendar year divided by the weighted average number of shares of common stock outstanding during the year.

Equity Award Vehicle	2016	2017	2018
A. Restricted Stock Units (RSUs) Granted	0	964,720	1,091,712
B. Stock Options Granted	2,195,250	2,336,300	2,111,375
C. Total (A + B)	2,195,250	3,301,020	3,203,087

D. Weighted Average Common Shares Outstanding	52,801,603	66,993,649	70,002,901

E. Burn Rate (C / D)	4.2%	4.9%	4.6%

3-Year Burn Rate (Average of 2016-2018)			4.6%
During the past two fiscal years, in addition to our historical equity award grant practices with respect to existing directors, officers and employees, the Compensation Committee granted RSUs to our executive officers and certain other employees in lieu of the cash bonus program to conserve cash for other corporate uses. These RSUs cliff vested or will cliff vest approximately one year after the grant date.
Our burn rate in 2018 of 5.3%, after converting RSU awards to a number of options with equivalent cost, was consistent with the peer group median three-year average burn rate (5.2%). Our three-year average burn rate of 4.96%, with RSU awards converted to options with equivalent cost, was slightly below the peer median (35th percentile).
Our Board currently anticipates that, absent a strategic transaction, the additional 7,500,000 shares to be authorized for issuance under the 2019 Plan will be sufficient for the next two years. This estimate is based on a number of assumptions, including that our grant practices under the 2019 Plan will be consistent with our historical practices and usage, and depends on a number of other factors that are difficult to predict or beyond our control, including the price of our common stock underlying future grants, our hiring activity, forfeitures of outstanding awards and other circumstances that may require us to change our equity grant practices. We cannot predict these underlying assumptions and factors with certainty, and to the extent they change, the amount of shares requested may not last for the estimated period.
Overhang
Diluted overhang is a commonly used measure to assess the dilutive impact of equity programs such as the 2019 Plan. Overhang shows how much existing stockholder ownership would be diluted if all outstanding equity-based awards plus all remaining shares available for equity-based awards were introduced into the market and is equal to the number of equity-award shares currently outstanding plus the number of equity-award shares available to be granted under the proposed plan, divided by the total number of shares of common stock outstanding plus the number of equity-award shares available to be granted under the proposed plan. The following table provides information regarding outstanding equity awards and shares available for future awards as of the record date, after giving effect to the approval of the 2019 Plan.

Outstanding Equity Awards	# of Shares
A. Restricted Stock Units (RSUs)	551,400
B. Stock Options	13,530,891
C. Total (A + B)	14,082,291

Shares Available for Grant (1)	# of Shares
D. 2010 Stock Plan (assuming 2019 Plan Is Approved)	0
E. 2019 Plan (if approved)	7,500,000
F. Total (D + E)	7,500,000

G. Total Grants Outstanding + Shares Available for Grant (C + F)	21,582,291

H. Common Shares Outstanding as of the Record Date	70,968,630

I. Diluted Overhang (G / G+H)	23.32%

(1)	The number of shares available for grant if the 2019 Plan is approved is subject to adjustment as described below in “Summary of the 2019 Plan – Shares Available,” and in the 2019 Plan.
A summary of the 2019 Plan is provided below. The summary is qualified in its entirety by the full text of the 2019 Plan, which is attached to this Proxy Statement as Appendix A.
Summary of the 2019 Plan
General. Awards granted under the 2019 Plan may be in the form of non-qualified stock options, incentive stock options, SARs, restricted stock, RSUs, cash awards, other stock‑based awards or any combination of those awards. The 2019 Plan terminates on the tenth anniversary of the Effective Date.
Administration. Under the terms of the 2019 Plan, the Compensation Committee or such other committee as the Board may designate (the “committee”) will administer the 2019 Plan. The committee will consist entirely of two or more “non-employee directors” as defined in Rule 16b-3 under the Exchange Act. Under the terms of the 2019 Plan, the committee will have absolute authority to grant awards to eligible individuals pursuant to the terms of the 2019 Plan. Any determination made by the committee under the 2019 Plan will be made in the sole discretion of the committee, and those determinations will be final and binding on all persons.
Eligibility. The 2019 Plan provides for awards to the directors, officers, employees and consultants of the Company and its subsidiaries. As of the record date, there were nine directors, approximately five consultants and approximately 122 officers and employees eligible to participate in the 2019 Plan.
Shares Available. Under the 2019 Plan, the maximum number of shares of our common stock that may be delivered to participants or their beneficiaries is 7,500,000, subject to adjustment for certain corporate transactions and for shares forfeited, terminated or surrendered or tendered or for shares withheld to cover withholding taxes for awards other than options or SARs, in any such case granted under the 2019 Plan. Shares underlying awards under the 2019 Plan that expire or are forfeited or terminated without being exercised or awards that are settled for cash will again be available for the grant of additional awards within the limits provided by the 2019 Plan. Shares withheld by or delivered to us to satisfy the exercise price of options or SARs or tax withholding obligations with respect to any such award granted under the 2019 Plan will not be available for the grant of additional awards under the 2019 Plan. Shares purchased on the open market with the proceeds of the exercise price of an option shall not be available for issuance in connection with other awards under the 2019 Plan.

As of and following the Effective Date, no additional awards will be granted under the Prior Plans, and (a) awards outstanding under any Prior Plan as of the Effective Date will remain in full force and effect under the Prior Plans in accordance with their respective terms; (b) to the extent that any award under a Prior Plan is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the shares subject to such award not delivered as a result will not be available for awards under the 2019 Plan; (c) shares tendered or withheld to cover taxes related to an award other than an option or SAR granted under the Prior Plans will not be added to the shares available for grant under the 2019 Plan; (d) any shares that would otherwise be available for awards under any Prior Plan as of the Effective Date, and any shares that would otherwise be made available in the future for awards under the 2010 Equity Plan as a result of the “evergreen” provision of that plan, will not be available or reserved for such use (the other Prior Plans do not have evergreen provisions); and (e) dividend equivalents may continue to be issued under the Prior Plans in respect of awards granted under those plans that are outstanding as of the Effective Date.
Stock Options. Subject to the terms and provisions of the 2019 Plan, options to purchase shares of our common stock may be granted to eligible participants at any time and from time to time as determined by the committee. An option may be granted with or without a related SAR. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the participant under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the 2019 Plan, the committee determines the number of options granted to each participant. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain, the vesting terms and such additional limitations, terms and conditions as the committee may determine.
The committee will determine the exercise price for each option granted, except that the option exercise price may not be less than 100% of the fair market value of a share of our common stock on the date of grant. As of April 22, 2019, the fair market value, as that term is defined under the 2019 Plan, of a share of our common stock was $0.91. All options granted under the 2019 Plan will expire no later than 10 years from the date of grant. The methods of exercising an option granted under the 2019 Plan are described in the 2019 Plan. Stock options are nontransferable except by will or by the laws of descent and distribution. The granting of an option does not accord the participant the rights of a stockholder, and such rights accrue only after the option is exercised and the shares are issued to the participant.
Stock Appreciation Rights. An SAR will entitle the holder to receive, with respect to each share of our common stock covered by the SAR, the amount (in cash, shares or a combination thereof) by which the fair market value of one share of our common stock at the time of exercise exceeds the fair market value of one share of our common stock on the date of grant. An SAR may be granted with or without a related option. The exercise price of an SAR shall not be less than 100% of the fair market value of a share of our common stock on the date of grant. All SARs granted under the 2019 Plan will expire no later than 10 years from the date of grant.
Each SAR will be evidenced by an award agreement that specifies the exercise price, the number of shares to which the SAR pertains, the term of the SAR and such additional limitations, terms and conditions as the committee may determine. We may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of our common stock, cash or a combination of common stock and cash as set forth in the award agreement relating to the SARs. The method of exercising an SAR granted under the 2019 Plan is described in the 2019 Plan. SARs are not transferable except by will or the laws of descent and distribution.
Restricted Stock. The 2019 Plan provides for the award of shares of our common stock that are subject to vesting or forfeiture provisions and restrictions on transferability as set forth in the 2019 Plan and as may be otherwise determined by the committee. Each grant of restricted stock will be evidenced by an award agreement that specifies the number of shares of restricted stock and such additional limitations, terms and conditions as the committee may determine. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock, the participant will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock (which dividends relating to restricted stock will only vest upon the vesting of the restricted stock relating to such dividends). During the restriction period set by the committee, the participant may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.
Restricted Stock Units. The 2019 Plan authorizes the committee to grant RSUs and deferred share rights. RSUs and deferred share rights are not shares of our common stock and do not entitle the participants to the rights of a stockholder. Each grant of RSUs will be evidenced by an award agreement that specifies the number of RSUs and such additional limitations, terms and conditions as the committee may determine. RSUs granted under the 2019 Plan may or may not be subject to performance conditions. The committee may provide for dividend equivalents; provided, however, that dividend equivalents credited with respect to any award of RSUs shall be subject to the same vesting conditions applicable to such award and shall, if vested, be delivered or paid at the same time as such award. The participant may not sell, transfer, pledge or otherwise encumber RSUs granted under the 2019 Plan before they vest. RSUs will be settled in cash or shares of our common stock (or a combination of both), in an amount based on the fair market value of our common stock on the settlement date.
Cash Awards. The 2019 Plan provides for the award of cash awards on such terms and conditions determined by the committee, including, without limitation, performance goals that must be satisfied and the applicable performance period.
Other Stock‑Based Awards. The 2019 Plan also provides for the award of shares of our common stock and other awards that are valued by reference to our common stock, including unrestricted stock, dividend equivalents and convertible debentures.
Performance Goals. The 2019 Plan provides that performance goals may be established by the committee in connection with the grant of any award under the 2019 Plan. Those goals may be based on the attainment of specified levels of one or more of the following measures (or such other measures as may be determined by the committee): stock price; revenue; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; total stockholder return; operating earnings per share; return on equity; return on assets or operating assets; liquidity; market share; objective customer service measures or indices; economic value added; stockholder value added; embedded value added; pre- or after-tax income; net income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on capital (including return on total capital or return on invested capital); cash flow return on investment; cost control; overhead; gross profit; operating profit; cash generation; unit volume; assets; asset quality; cost saving levels; regulatory compliance or achievement of regulatory approvals; achievement of balance sheet or income statement objectives; improvements in capital structure; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures; in each case with respect to the Company or any one or more of its subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).
Change in Control. Unless otherwise provided in an award agreement, and unless the award is replaced in the change in control transaction, (a) all outstanding options and SARs will become fully vested and exercisable, (b) all restrictions on any restricted stock, RSUs, cash awards or other stock‑based awards that are not subject to performance goals will lapse, and these awards will become free of all restrictions and become fully vested and transferable to the full extent of the original grant and (c) all awards subject to performance-based vesting will vest pursuant to the terms of the individual award agreement. With respect to awards that are replaced in the change in control transaction, unless otherwise provided in an award agreement, upon a qualifying termination of service of a participant, as specified in an individual award agreement, those replaced awards may vest in full, be free of restrictions and be deemed to be earned in full as provided in the individual award agreement.
Under the 2019 Plan (and unless otherwise provided in an award agreement), for purposes of vesting, a “change in control” will be deemed to have taken place if:

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any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than certain customary exceptions)) acquires 30% or more of the combined voting power of our then outstanding stock;

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any merger, consolidation or similar transaction involving the Company or any of its subsidiaries, a sale of all or substantially all of our assets or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries unless following the transaction (i) all or substantially all of the beneficial owners of the Company’s outstanding voting securities continue to own at least 50% of the combined voting power of the resulting entity in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding voting securities; (ii) a person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than certain customary exceptions)) beneficially owns, directly or indirectly, more than 30% of the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the transaction; and (iii) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such transaction were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction;

•
during any period of two consecutive years (not including any period before the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with us to effect a transaction of the nature described above) whose election by the Board or nomination for election by our stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; or

•	stockholder approval of the complete liquidation or dissolution of the Company.
Amendment. The committee may amend, alter, or discontinue the 2019 Plan or an award, but no amendment, alteration or discontinuation will be made that materially impairs the rights of a participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, stock exchange rules or accounting rules. In addition, no such amendment will be made without the approval of our stockholders (a) if the amendment would permit us to reprice any outstanding options or SARs, or (b) to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.
Federal Income Tax Consequences
The following is a summary of certain federal income tax consequences of awards made under the 2019 Plan based upon the laws in effect on the date of this Proxy Statement. The discussion is general in nature and does not take into account a number of considerations that may apply in light of the circumstances of a particular participant under the 2019 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.
Non-Qualified Stock Options. A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and we will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.
Incentive Stock Options. A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and we generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.
SARs. A participant will not recognize taxable income at the time of grant of an SAR, and we will not be entitled to a tax deduction at that time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and for the amount of cash we paid, and we will generally be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.
Restricted Stock. A participant will not recognize taxable income at the time of grant of shares of restricted stock, and we will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. We are entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply.
Restricted Stock Units. A participant will not recognize taxable income at the time of grant of an RSU, and we will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash we paid, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.
Estimate of Benefits
We have not granted any awards under the 2019 Plan, and we are currently unable to estimate the number or terms of grants and awards that may be made under the 2019 Plan.
The following table provides information as of December 31, 2018, with respect to shares of our common stock that may be issued, subject to certain vesting requirements, under the Prior Plans and our 2010 Employee Stock Purchase Plan (the “ESPP”).

	A		B		C
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Plan Category
Equity compensation plans approved by security holders	13,347,607	(1)	$2.63	(2)	666,271	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	13,347,607		$2.63		666,271

(1)
Of these shares, 12,241,009 were subject to options then outstanding under the 2010 Equity Plan, 154,058 were subject to options then outstanding under the 2005 Plan, 52,288 were subject to options then outstanding under the 2004 Plan and 900,252 were outstanding restricted stock units then outstanding under the 2010 Equity Plan.

(2)	The weighted-average exercise price does not take into account restricted stock units, which do not have an exercise price.

(3)
Represents 263,498 shares of common stock available for issuance under our 2010 Equity Plan and 402,773 shares of common stock available for issuance under our ESPP. No shares are available for future issuance under the 2005 Plan or the 2004 Plan. In addition, our 2010 Equity Plan provides for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year equal to the least of: (1) 2,000,000 shares of our common stock; (2) 4% of the shares of common stock outstanding at that time; and (3) such other amount as our board of directors may determine. On January 1, 2019, an additional 2,000,000 shares became available for future issuance under our 2010 Equity Plan in accordance with the annual increase. In addition, our ESPP provides for annual increases in the number of shares available for issuance thereunder equal to such number of shares necessary to restore the number of shares reserved thereunder to 494,422 shares of our common stock. As such, on January 1, 2019, an additional 91,649 shares became available for future issuance under our ESPP. These additional shares from the annual increase under the 2010 Equity Plan and the ESPP are not included in the table above.

Board Recommendation
For Proposal 4 to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the Proposal. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.
The Board unanimously recommends that you vote to approve the 2019 Plan, as described in this Proxy Statement, by voting FOR Proposal 4.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving these proxy materials?
You received these proxy materials because you owned shares of Alimera common stock or Series A Preferred Stock as of April 22, 2019, the record date for the Annual Meeting, and our Board is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Under rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. Instead of mailing printed copies of the proxy materials to our stockholders, we are mailing the Notice to instruct stockholders on how to access and review the Proxy Statement and Annual Report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet or via phone. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting these materials.
How do I attend the Annual Meeting online?
We will host the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ALIM2019. To enter the Annual Meeting, you will need the 16-digit control number included in your Notice or your proxy card (if you received a printed copy of the proxy materials). Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ALIM2019.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on the record date will be entitled to vote at the Annual Meeting. On the record date, 70,968,630 shares of our common stock and 600,000 shares of our Series A Preferred Stock were outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting on the matters described in this Proxy Statement. Each share of common stock is entitled to one vote. Each share of Series A Preferred Stock is entitled to one vote per share of common stock underlying the Series A Preferred Stock on an as-converted basis based on a deemed conversion price of $2.95 per share, which results in 8,135,593 votes for the Series A Preferred Stock as of the record date. Additionally, 10,150,000 shares of our non-voting Series C Preferred Stock were outstanding on the record date but are not entitled to vote on any matters presented at the Annual Meeting.
In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be accessible for 10 days before the meeting at our principal place of business, 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, between the hours of 9:00 a.m. and 5:00 p.m. local time. In addition, during the Annual Meeting that list of stockholders will be available for examination at www.virtualshareholdermeeting.com/ALIM2019.
How do I vote at the Annual Meeting?
If on the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or, if you received a proxy card by mail, by mail as described below. Stockholders also may attend the Annual Meeting virtually and vote during the Annual Meeting.

•
You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17, 2019, the day before the Annual Meeting. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17, 2019. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•
You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on June 17, 2019.

When you vote by any of the above methods, you appoint Richard S. Eiswirth, Jr., our Chief Executive Officer, and Christopher S. Visick, our Vice President, General Counsel and Secretary, as your representatives (or proxyholders) at the Annual Meeting. By doing so, you ensure that your shares will be voted whether or not you attend the Annual Meeting. The proxyholders will vote your shares at the Annual Meeting as you have instructed them.
In addition, the proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this Proxy Statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.
If you hold shares through a bank or broker (i.e., in “street name”), please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.
The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend. If you desire to vote at the Annual Meeting and hold your shares in “street name,” however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote virtually at the Annual Meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005; or

•	You may attend the Annual Meeting virtually and vote your shares at the Annual Meeting. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?
A quorum of stockholders is necessary to conduct business at the Annual Meeting. Under our amended and restated bylaws, a quorum will be present if the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. (Under Delaware law, if the board of directors of a company so authorizes, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, be deemed present in person at a stockholders meeting. Our Board has so authorized.) On the record date, there were (a) 70,968,630 shares of common stock outstanding and entitled to vote and (b) shares of our outstanding Series A Preferred Stock entitled to 8,135,593 votes. Therefore, for us to have a quorum, 39,552,113 shares must be represented by stockholders present at the Annual Meeting or represented by proxy. The holders of the common stock and the Series A Preferred Stock (on an as converted basis) vote together as a single class on each of the proposals in this Proxy Statement. Our Series C Preferred Stock is non-voting and is not included for the purposes of the calculations above.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting virtually and vote at that time. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, our Chief Executive Officer, who will preside at the Annual Meeting as chairman in accordance with our bylaws, may adjourn the Annual Meeting to another date and time.
What matters will be voted on at the Annual Meeting?
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect three Class III directors nominated by our Board and named in this Proxy Statement to serve a term of three years until our 2022 annual meeting of stockholders;

•	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019;

•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers: and

•	Proposal 4: To approve the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan.
No cumulative voting rights are authorized, and appraisal or dissenters’ rights are not applicable to these matters.
What will happen if I do not vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers or other nominees who hold shares of our common stock or preferred stock for a beneficial owner in street name have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least 10 days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers that are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this Proxy Statement. Therefore, your broker has the discretion to vote your shares on Proposal 2 but does not have discretion to vote your shares on Proposals 1, 3 or 4.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.
How may I vote for each proposal and what is the vote required for each proposal?
Proposal 1: Election of Class II directors.
With respect to the election of the nominees for director, you may:

•	vote FOR the election of both nominees for director;

•	WITHHOLD your vote for both nominees for director; or

•	vote FOR the election of both nominees for director except a particular nominee.
Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning the nominees who are properly nominated in accordance with our amended and restated bylaws and receive the two highest FOR votes will be elected. Only votes cast FOR a nominee will be counted. An instruction to WITHHOLD authority to vote for a nominee will result in the nominee receiving fewer votes, but will not count as a vote against the nominee. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.
Proposal 2: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019.
Proposal 3: Advisory vote on executive compensation.
Proposal 4: Approval of the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan.
You may vote FOR or AGAINST or ABSTAIN from voting on each of Proposal 2, Proposal 3 and Proposal 4. For each proposal to be approved, we must receive a FOR vote from the holders of a majority of all those outstanding shares that (a) are present or represented by proxy at the Annual Meeting, and (b) are cast either affirmatively or negatively on the Proposal. Abstentions and broker non-votes will not be counted FOR or AGAINST the proposal and will have no effect on the proposal.
How does the Board recommend that I vote?
The Board recommends that you vote FOR each director nominee and FOR Proposals 2, 3 and 4.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: FOR the election of each nominee for director;

•	Proposal 2: FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2019;

•	Proposal 3: FOR the approval, on an advisory basis, of the compensation of our named executive officers as set forth in this Proxy Statement; and

•	Proposal 4: FOR the approval of the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan.

Could other matters be decided at the Annual Meeting?
We do not know of any other matters that may be presented for action at the Annual Meeting. The proxyholders, in their discretion, are further authorized to vote (a) for the election of a person to the Board if a nominee named in this Proxy Statement becomes unable to serve or for good cause will not serve, (b) on any matter that the Board did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.
What happens if a director nominee is unable to stand for election?
If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or

•	designate a substitute nominee.
If the Board designates a substitute nominee, the proxyholders will exercise their discretion as described above and vote for the substitute nominee.
How do I attend the virtual Annual Meeting?
We are hosting the Annual Meeting exclusively online at www.virtualshareholdermeeting.com/ALIM2019. The Notice includes instructions on how to participate in the Annual Meeting and how to vote your shares of our capital stock by attending the virtual Annual Meeting via the Internet. You will need to enter the 16-digit control number received with your proxy card or Notice of Internet Availability of Proxy Materials to enter the Annual Meeting via the online web portal.
Who is paying for this proxy solicitation?
The accompanying proxy is being solicited by the Board. In addition to this solicitation, our directors and employees may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, we may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What happens if the Annual Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on that proposal.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than four business days following the conclusion of the Annual Meeting.
How can I find Alimera’s proxy materials and Annual Report on the Internet?
This Proxy Statement and the Annual Report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Alimera’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice, the Proxy Statement or the Annual Report mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.
Can I receive future proxy materials and annual reports electronically?
Yes. This Proxy Statement and the Annual Report are available on our investor relations website located at http://investor.alimerasciences.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.
Whom should I call if I have any questions?
If you have any questions, would like additional Alimera proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 or by telephone at (877) 889-1972.
Can I submit a proposal for inclusion in the proxy statement for the 2020 annual meeting?
Our stockholders may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2020 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. To be considered for inclusion in our proxy materials for the 2020 annual meeting of stockholders, stockholder proposals must:

•
be received by the Secretary of the Company no later than the close of business on December 31, 2019 (which is the 120th day prior to the first anniversary of the date that we released this Proxy Statement to our stockholders for this Annual Meeting); and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Exchange Act and our amended and restated bylaws.
Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2020 annual meeting of stockholders. If we change the date of the 2020 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2020 annual meeting of stockholders.

Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2020 annual meeting?
Our stockholders who wish to (a) nominate persons for election to the Board at the 2020 annual meeting of stockholders or (b) present a proposal at the 2019 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary no earlier than February 14, 2020 and no later than March 15, 2020. However, if the 2020 annual meeting of stockholders is held earlier than May 20, 2020 or later than July 19, 2020, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2020 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2020 annual meeting. In addition, if the number of directors to be elected to the Board is increased and we do not publicly announce all of the nominees for election or specify the size of the increase by March 5, 2020, then proposals with respect to nominees for any new positions created by the increase in Board size must be delivered to the address listed above no later than the 10th day following such public announcement. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.
Where can I obtain a copy of the Company’s amended and restated bylaws?
A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws is also available at our corporate website at www.alimerasciences.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Tuesday, June 18, 2019: This Proxy Statement and the Annual Report are available on-line at www.proxyvote.com.

OTHER MATTERS
This Proxy Statement and the Annual Report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” contained in this Proxy Statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.
As previously noted, our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 is available at www.proxyvote.com. The Annual Report does not include exhibits (other than certain certifications) but does include a list of exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, upon our receipt of the written request of that person, a copy of the exhibits to our Annual Report for a charge of 10 cents per page. Please direct your request to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary.
CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this Proxy Statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
or
CG Capital
(877) 889-1972
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.
The form of proxy card and this Proxy Statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.
The Board of Directors of Alimera Sciences, Inc.
Alpharetta, Georgia
April 29, 2019

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Appendix A

ALIMERA SCIENCES, INC.

2019 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

Alimera Sciences, Inc. (the “Company”) has established the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan (the “Plan”) to attract, retain and motivate directors, officers, employees and consultants of the Company and its Subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company and its Subsidiaries by enabling such individuals to participate in the future success and growth of the Company and to associate their interests with those of the Company and its stockholders.

ARTICLE II

DEFINITIONS

“Agreement” means a written agreement, including an agreement in electronic form (including any amendment or supplement thereto), between the Company and a Participant specifying the terms and conditions of an Award issued to such Participant.

“Applicable Exchange” means the Nasdaq Global Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

“Award” means, individually or collectively, any Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Cash Award or Other Stock-Based Award granted pursuant to the terms of this Plan.

“Board” means the board of directors of the Company.

“Cash Award” has the meaning set forth in Article IX of this Plan.

“Cause” means, unless otherwise provided in an Agreement, (x) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (y) if there is no such Individual Agreement or if it does not define Cause:

(a)the Participant’s failure to perform his or her responsibilities and duties or failure to comply with policies, standards and/or regulations of the Company or its Subsidiaries;

(b)the commission of an act by the Participant constituting dishonesty or fraud in connection with the Participant’s employment with the Company or its Subsidiaries;

(c)the Participant’s being arrested, indicted, or charged with a misdemeanor (other than a minor offense that does not reflect or impact upon the Company or its Subsidiaries) or felony;

(d)the Participant’s habitual absenteeism;

(e)the Participant is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs (under federal or state law), prescription drugs that have not been prescribed for the Participant, or other substances that have the potential to impair the Participant’s judgment or performance;

(f)the commission of an act by the Participant involving gross negligence or moral turpitude that brings or could bring the Company or its Subsidiaries into public disrepute or disgrace or causes material harm to any customer relations, operations or business prospects of the Company or its Subsidiaries;

(g)the Participant bringing firearms or weapons into the workplace;

(h)the Participant’s engagement in conduct that is in material contravention of any federal, state or local law or ordinance other than a minor offense that does not reflect or impact upon the Company or its Subsidiaries;

(i)the Participant’s engagement in conduct that is, in the view of the Committee, unbecoming to or inconsistent with the Participant’s duties and responsibilities;

(j)the Participant engaging in sexual or any other form of illegal harassment or discrimination; or

(k)the Participant’s breach or threatened breach of any of restrictive covenants set forth in a plan, agreement or arrangement of the Company or its Subsidiaries that is applicable to the Participant.

Notwithstanding the general rule of Section 3.3, following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

“Change in Control” means the occurrence of the following, unless otherwise provided in an Agreement:

(a)any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any Subsidiary, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any Subsidiary, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(b)the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least fifty (50%) of the combined voting power of the voting securities of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company’s outstanding voting securities; (ii) a “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than thirty percent (30%) of the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(c)during any period of two consecutive years (not including any period prior to the Effective Date of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

(d)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

“Committee” means the compensation committee of the Board or such other committee of the Board as it may designate.

“Common Stock” means the common stock, $.01 par value per share, of the Company.

“Company” has the meaning set forth in Article I of this Plan.

“Date of Grant” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (b) such later date as the Committee shall provide in such resolution.

“Director Programs” has the meaning set forth in Article V of this Plan.

“Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.

“Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per share for Common Stock that may be purchased upon the exercise of an Option or the price at which an SAR may be exercised; provided, however, that the Exercise Price per share may not be less than the Fair Market Value of the Common Stock that may be purchased on the Date of Grant.

“Fair Market Value” means, except as otherwise determined by the Committee, the closing sales price of a Share on the Applicable Exchange on the measurement date, or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code

“Full-Value Award” means any Award other than an Option or SAR.

“Good Reason” means, unless otherwise provided in an Agreement, (x) “Good Reason” as defined in any Individual Agreement to which the Participant is a party, or (y) if there is no such Individual Agreement or if it does not define Good Reason: without the Participant’s express written consent the occurrence of any of the following circumstances unless such circumstances are fully corrected within thirty (30) days after the Participant notifies the Company in writing of the existence of such circumstances as hereinafter provided:

(a)A material diminution in the Participant’s authority, duties, or responsibilities immediately prior to such diminution;

(b)A material diminution in the budget (if any) over which the Participant retains authority;

(c)A material diminution in the Participant’s base salary as in effect immediately prior to the Change in Control or as it may be increased from time to time, except for across-the-board salary reductions for similarly situated management personnel of the Company and its Subsidiaries;

(d)The Company requiring the Participant to be based more than fifty (50) miles from the Participant’s last assigned area of responsibility, except for required travel on Company business; or

(e)Any action or inaction that constitutes a material breach by the Company or its Subsidiaries of an agreement between the Participant and the Company or its Subsidiaries.

The Participant shall notify the Company in writing that the Participant believes that one or more of the circumstances described above exists, and of the Participant’s intention to effect a Termination of Service for Good Reason as a result thereof, within ninety (90) days of the time that the Participant gains knowledge of such circumstances. The Participant shall not effect such Termination of Service until thirty (30) days after the Participant delivers the notice described in the preceding sentence, and the Participant may do so only if the Company and its Subsidiaries have not corrected in all material respects the circumstances described in such notice.

“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

“Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or its Subsidiaries. If a Participant is party to both an employment agreement and a change in control agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control agreement shall be the relevant “Individual Agreement” after a Change in Control.

“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

“Option” means an instrument that entitles the holder to purchase from the Company a stated number of Shares at a designated Exercise Price.

“Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.

“Participant” means an Eligible Individual who has received an Award.

“Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards. Such goals may be based on the attainment of specified levels of one or more of the following measures (or such other measures as may be determined by the Committee): stock price; revenue; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); earnings per share; total stockholder return; operating earnings per share; return on equity; return on assets or operating assets; liquidity; market share; objective customer service measures or indices; economic value added; stockholder value added; embedded value added; pre- or after-tax income; net income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on capital (including return on total capital or return on invested capital); cash flow return on investment; cost control; overhead; gross profit; operating profit; cash generation; unit volume; assets; asset quality; cost saving levels; regulatory compliance or achievement of regulatory approvals; achievement of balance sheet or income statement objectives; improvements in capital structure; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures; in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

“Plan” means the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan.

“Prior Plans” means the Alimera Sciences, Inc. 2010 Equity Incentive Plan, the Alimera Sciences, Inc. 2004 Incentive Stock Plan and the Alimera Sciences, Inc. 2005 Incentive Stock Plan, each as amended.

“Restricted Stock” means an Award granted pursuant to Article VII of this Plan.

“Restricted Stock Unit” has the meaning set forth in Article VIII of this Plan.

“Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor rule or regulation.

“SAR” means a stock appreciation right that entitles the Participant to receive, in cash, Common Stock or a combination thereof, value equal to (or otherwise based on) the difference between (i) the Fair Market Value of a specified number of Shares at the time of exercise, and (ii) the Exercise Price for such shares as established by the Committee.

“Share” means a share of Common Stock.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

“Term” has the meaning set forth in Section 6.5 of this Plan.

“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries. Unless otherwise determined by the Committee, (a) if a Participant’s employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (b) a Participant employed by, or performing services for, a Subsidiary or a division of the Company and its Subsidiaries shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Service. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code and Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”).

ARTICLE III

ADMINISTRATION

3.1    Committee. This Plan shall be administered by the Committee, which shall be composed of not fewer than two directors, and shall be appointed by and serve at the pleasure of the Board. Subject to the terms and conditions of this Plan, the Committee shall have absolute authority to grant Awards to Eligible Individuals pursuant to the terms of this Plan. Among other things, the Committee shall have the authority, subject to the terms of this Plan, to take the following actions:

(a)select the Eligible Individuals who shall receive Awards;

(b)determine the number of Shares to be covered by each Award or the amount of cash or other property subject to an Award not denominated in Shares;

(c)approve the form of any Agreement and determine the terms and conditions of any Award made hereunder, including the Exercise Price, any vesting conditions, restrictions or limitations and any vesting acceleration, based on such factors as the Committee shall determine;

(d)modify, amend or adjust the terms and conditions (including any Performance Goals) of any Award;

(e)determine to what extent and under what circumstances Shares, cash or other property payable with respect to an Award shall be deferred;

(f)determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(g)adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(h)establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(i)interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement relating thereto);

(j)decide all other matters that must be determined in connection with an Award; and

(k)otherwise administer this Plan.

3.2    Procedures.

(a)The Committee may act only by a majority of its members then in office, except that the Committee may, to the extent not prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided that (i) any resolution of the Committee authorizing such person(s) must specify the total number of Shares subject to Awards that such person(s) may grant and the specific responsibilities and/or powers so delegated and (ii) the Committee may not authorize any person to designate himself or herself as the recipient of an Award. The Committee may revoke any such allocation or delegation at any time.

(b)The full Board may exercise any authority granted to the Committee. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

3.3    Discretion of the Committee. Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee pursuant to the provisions of this Plan shall be binding and conclusive on all persons, including the Company, the Participants and Eligible Individuals. Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan, including conditions for grant or vesting and the adjustment of Awards pursuant to Article XI, need not be the same for each Participant.

3.4    Section 16(b). The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

ARTICLE IV

GENERAL TERMS OF AWARDS

4.1    Eligibility. Any Eligible Individual may receive one or more Awards as determined by the Committee.

4.2    Awards. Each Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee shall specify the number of Shares subject to each Award and the Exercise Price (if applicable). All Awards granted under this Plan shall be evidenced by Agreements, which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt. The effectiveness of an Award shall be subject to the Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Agreement. Agreements may be amended only in accordance with Section 12.3.

4.3    Nontransferability. In addition to any other restrictions set forth in this Plan or imposed by the Committee, all Awards shall be nontransferable except by will or by the laws of descent and distribution. At the discretion of the Committee, an Award may be forfeited immediately upon the Award becoming subject to any obligation or liability of the Participant or to any lien, charge or encumbrance.

4.4    Compliance with Law and Approval of Regulatory Bodies. No Award shall be exercisable, no Common Stock shall be issued, no certificates for Shares shall be delivered and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including withholding tax requirements) and the rules of any Applicable Exchange. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations. No Award shall be exercisable (to the extent applicable), no Common Stock shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE V

SHARES SUBJECT TO PLAN; OTHER LIMITS

5.1    Plan Maximums. Subject to adjustment as provided in Section 5.3 and Article XI, the total number of Shares available for delivery pursuant to Awards granted under this Plan is 7,500,000. Delivery of Shares pursuant to an Award shall reduce the number of Shares available for delivery pursuant to Awards under this Plan by one Share for each such Share delivered. The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 7,500,000 Shares. From and following the Effective Date, no new awards may be granted under the Prior Plans, it being understood that (a) awards outstanding under any such Prior Plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms; (b) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall not be available for Awards under this Plan; (c) any Shares that would otherwise be available for awards under any such Prior Plans as of the Effective Date, and any Shares that would otherwise be made available in the future for awards under any such Prior Plans under any “evergreen” provision of any such plans, shall not be available or reserved for such use; and (d) dividend equivalents may continue to be issued under such Prior Plans in respect of awards granted thereunder that are outstanding as of the Effective Date.

5.2    Director Limit. Notwithstanding any provisions to the contrary in this Plan, in any other incentive compensation plan of the Company or any of its Subsidiaries, or any other compensatory policy or program of the Company applicable to its non-employee directors (collectively, the “Director Programs”), the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards plus the total cash retainers and other payments granted under the Director Programs to any individual, non-employee director for any single calendar year beginning on or after January 1, 2019 shall not exceed $400,000; provided, however, that the limitation described in this sentence shall be determined without regard to grants of awards under the Director Programs paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director). For the avoidance of doubt, (a) any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later; and (b) any severance and other payments such as consulting fees paid to a non-employee director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be deemed to be payments granted or made under the Director Programs and therefore shall not be taken into account in applying the $400,000 limit provided above.

5.3    Rules for Calculating Shares Delivered. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or if any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for issuance in connection with other Awards under this Plan. For the avoidance of doubt, to the extent that any Shares subject to an award under the Prior Plans are forfeited, terminate, expire or lapse without being exercised (to the extent applicable), or are settled for cash, the Shares subject to such award not delivered as a result thereof shall not be available for Awards under this Plan. If the Exercise Price of any Option or SAR and/or if the tax withholding obligations relating to any Option or SAR are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Option or SAR, the gross number of Shares subject to such Option or SAR shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 5.1. Shares purchased on the open market with the proceeds of the exercise of an Option or SAR shall not be available for issuance in connection with other Awards under this Plan. Notwithstanding the foregoing, if the tax withholding obligations relating to any Full-Value Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Full-Value Award, such delivered or withheld Shares shall again be available for issuance in connection with other Awards under this Plan.

5.4    Limitation on Dividend Reinvestment and Dividend Equivalents. Reinvestment of dividends in additional Shares of Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall be permissible only if sufficient Shares are available under this Article V for such reinvestment or payment (taking into account then-outstanding Awards). If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of cash-settled Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment.

ARTICLE VI

OPTIONS AND STOCK APPRECIATION RIGHTS

6.1    Grants. The Committee shall specify the number of Shares covered by the Options or SARs and the Exercise Price thereof in the applicable Agreement. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option.

6.2    Incentive Stock Options and Non-Qualified Stock Options. The Committee shall designate at the time an Option is granted, and the applicable Agreement shall indicate, whether the Option is intended to be treated as an Incentive Stock Option or a Non-Qualified Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code, and any such Option that fails to qualify as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option. For purposes of determining the applicability of Section 422 of the Code, or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after Termination of Service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.3    Additional Rules for Incentive Stock Options. Notwithstanding anything contained herein to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to an Eligible Individual who at the time of such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. In addition, the aggregate Fair Market Value of the Shares (determined at the time the Option to acquire Shares is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000. To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Non-Qualified Stock Option.

6.4    Vesting. The Committee may prescribe that a Participant’s rights in Options or SARs shall be forfeitable or otherwise restricted for a period of time and/or until certain financial performance objectives are satisfied as determined by the Committee in its sole discretion and set forth in the applicable Agreement.

6.5    Exercise. The period in which an Option or SAR may be exercised (the “Term”) shall be determined by the Committee on the Date of Grant, but no Option or SAR shall be exercisable after the expiration of ten (10) years from the Date of Grant of such Option or SAR. Subject to the terms of this Plan, a vested Option or SAR may be exercised, in whole or in part, at any time or during the Term thereof in accordance with such requirements as the Committee shall determine and as reflected in the corresponding Agreement; provided, however, that an SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value per Share exceeds the Exercise Price per Share of the related Option. A partial exercise of an Option or SAR shall not affect the right of the Participant thereafter to exercise the Option or SAR from time to time in accordance with this Plan and the corresponding Agreement with respect to remaining Shares subject to the Option or SAR. The exercise of an Option shall result in the termination of a related SAR to the extent of the number of Shares with respect to which the Option is exercised, and the exercise of an SAR shall result in the termination of a related Option to the extent of the number of Shares with respect to which the SAR is exercised.

6.6    Method of Exercise. Subject to the provisions of this Article VI, vested Options and vested SARs may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option or SAR to be purchased. In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Options multiplied by the applicable Exercise Price) by certified or bank check or such other instrument or process as the Committee may permit in its sole discretion. If approved by the Committee, payment in full or in part may be made as follows:

(a)In the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted;

(b)To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate Exercise Price, and any applicable Federal, state, local or foreign withholding taxes; provided that, to facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms; or

(c)By instructing the Company to withhold a number of unrestricted Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

6.7    Delivery; Stockholder Rights. No Shares will be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld. No Participant shall have any rights as a stockholder with respect to Shares subject to an Option or an SAR until such Option or SAR is exercised and such Shares are issued.

6.8    Dividends and Dividend Equivalents. Dividends and dividend equivalents shall not be paid or accrued on Options or SARs, provided that Stock Options and SARs may be adjusted under certain circumstances in accordance with the terms of Article X.

6.9    Prohibition on Repricing. In no event may any Option or SAR granted under this Plan be amended, other than pursuant to Articles X or XI, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s stockholders.

ARTICLE VII

RESTRICTED STOCK

7.1    Nature of Award. Shares of Restricted Stock are actual Shares issued to a Participant that are subject to vesting or forfeiture provisions and may be awarded alone or in addition to other Awards granted under this Plan.

7.2    Book Entry Registration or Certificated Shares. Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Alimera Sciences, Inc. 2019 Omnibus Incentive Plan and the applicable award agreement, dated as of [insert date]. Copies of such plan and award agreement are on file at the offices of Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, GA 30005.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares subject to such Award.

7.3    Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions:

(a)Before or at the time of grant, the Committee shall condition (i) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (ii) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant.

(b)Subject to the provisions of this Plan and the applicable Agreement, during the period, if any, set by the Committee, commencing with the Date of Grant of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

7.4    Stockholder Rights. Except as otherwise provided in this Plan and the applicable Agreement, prior to the time that Shares of Restricted Stock have fully vested and become transferable, a Participant shall have all rights of a stockholder with respect to such Shares of Restricted Stock, including the right to receive dividends; provided, however, that dividends payable with respect to Shares of Restricted Stock shall be subject to the same vesting conditions applicable to such Shares and shall, if vested, be delivered or paid at the same time as such Shares.

ARTICLE VIII

RESTRICTED STOCK UNITS

8.1    Nature of Award. Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or a combination of both, based upon the Fair Market Value of a specified number of Shares.

8.2    Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(a)Before or at the time of grant, the Committee shall condition (i) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (ii) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, or at a later time specified by the Committee in the applicable Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(b)Subject to the provisions of this Plan and the applicable Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

8.3    Stockholder Rights. A Participant who has received an Award of Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units. Subject to Section 5.4, the Committee may provide in an applicable Agreement for dividend equivalents or the adjustment of an Award of Restricted Stock Units to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares; provided, however, that dividend equivalents credited with respect to any Award of Restricted Stock Units shall be subject to the same vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

ARTICLE IX

OTHER STOCK-BASED AWARDS; CASH AWARDS

9.1    Other Stock-Based Awards. The Committee may grant to Eligible Individuals Other Stock-Based Awards, either alone or in conjunction with other Awards granted under this Plan.

9.2    Cash Awards. The Committee may grant to Eligible Individuals Awards that are denominated and payable in cash (“Cash Awards”) in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine.

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

10.1    Corporate Transactions. In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards. In the event of a Corporate Transaction, such adjustments may include (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Corporate Transaction with respect to which stockholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option or SAR shall be deemed conclusively valid); (ii) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

10.2    Share Changes. In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s stockholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards.

10.3    Performance Goals. The Committee may adjust the Performance Goals applicable to any Awards or in calculating the outcomes may provide for exclusion of the impact of an event or occurrence that the Committee determines should appropriately be excluded, including to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other portions of the Company’s filings with the Securities and Exchange Commission.

10.4    Section 409A of the Code; Incentive Stock Options. Notwithstanding the foregoing: any adjustments made pursuant to this Article X to (a) Incentive Stock Options shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise; (b) Awards that are considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (c) Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as intended to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

ARTICLE XI

CHANGE IN CONTROL

11.1    Effect of a Change in Control. Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Agreement: (a) all then-outstanding Options and SARs shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Full-Value Awards) and all Cash Awards (other than performance-based Cash Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11.2 (any award meeting the requirements of Section 11.2, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (b) any performance-based Full-Value Award or Cash Award that is not replaced by a Replacement Award shall be vested and be deemed to be earned and payable in accordance with the applicable Award agreement.

11.2    Replacement Awards. An Award shall meet the conditions of this Section 11.2 (and hence qualify as a Replacement Award) if: (a) it is of the same type as the Replaced Award; (b) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 10.1; (c) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (d) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (e) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control. The Committee, as constituted immediately before the Change in Control, shall determine in its sole discretion whether the conditions of this Section 11.2 are satisfied.

11.3    Termination of Service. Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Agreement, upon a Termination of Service of a Participant by the Company following a Change in Control and under the circumstances as set forth in the Agreement, all Replacement Awards held by such Participant shall vest in full, be free of restrictions, with any Awards subject to performance-based vesting to be calculated as set forth in the individual Agreement.

11.4    Section 409A of the Code. Notwithstanding any other provision of this Plan, any Agreement or any Individual Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(A)(v) of the Code and the regulations promulgated thereunder. For the avoidance of doubt, this Section 11.4 shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Agreement or Individual Agreement.

ARTICLE XII

EFFECTIVE DATE, TERMINATION AND AMENDMENT

12.1    Effective Date. This Plan was approved by the Board on April 25, 2019, subject to and contingent upon approval by the Company’s stockholders. This Plan will be effective as of the date of such approval by the Company’s stockholders (the “Effective Date”).

12.2    Duration of Plan. This Plan shall terminate on the tenth anniversary of the Effective Date (the “Expiration Date”). All Awards outstanding as of the Expiration Date shall continue to have full force and effect in accordance with the provisions of this Plan and the documents evidencing such Awards.

12.3    Amendments. The Committee may amend, alter or discontinue this Plan or an Award, provided that no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange or as contemplated by Section 6.9.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1    Limitations on Participant Rights. Neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under this Plan. A Participant shall have only a contractual right to the Common Stock, cash or other property, if any, payable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in this Plan shall constitute a guaranty that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person. This Plan does not constitute a contract of employment, and selection as a Participant shall not give such Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.

13.2    Clawback Policy. An Award shall be subject to the terms of any clawback or recoupment policy that the Company may adopt that, by its terms, is applicable to such Award.

13.3    Taxes.

(a)Withholding. All issuances, payments and distributions under this Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares, cash or other property under this Plan on satisfaction of applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares that the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under this Plan; provided, however, in no event shall the fair market value of the Shares withheld or surrendered exceed the maximum statutory amount required to be withheld or such lesser amount as is necessary to avoid liability accounting treatment. Notwithstanding the foregoing, any Shares withheld or surrendered in excess of the minimum statutory rate shall not be recycled back into the Share pool pursuant to Section 5.3 above.

(b)Section 409A of the Code. This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award. Notwithstanding any provision of this Plan or any Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), then solely to the extent necessary in order to avoid the imposition of taxes thereunder, amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six (6)-month period immediately following a Participant’s Separation from Service shall instead be paid or provided on the first business day following the date that is six (6) months following the Participant’s Separation from Service or any earlier date permitted by Section 409A of the Code. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death. In no event will the Company or any Subsidiary reimburse a Participant for any taxes imposed or other costs incurred as a result of Section 409A of the Code.

13.4    Unfunded Plan. No Award issued or made hereunder, to the extent it requires the payment of cash, shall be required to be funded prior to being due and payable, and the Company shall not be required to segregate any assets that may at any time be represented by an Award under this Plan.

13.5    Rules of Construction. Headings are given to the articles and sections of this Plan for ease of reference. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

13.6    Governing Law and Interpretation. This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.
[End of Plan Document]

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E76053-P23472 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ALIMERA SCIENCES, INC.

The Board of Directors recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brian K. Halak, Ph.D.
02) Peter J. Pizzo, III

The Board of Directors recommends you vote "FOR" proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E76054-P23472

ALIMERA SCIENCES, INC.
Annual Meeting of Stockholders
JUNE 18, 2019, 9:30 a.m.

The undersigned appoints Richard S. Eiswirth, Jr. and Christopher S. Visick, or either of them as shall be in attendance at the 2019 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Alimera Sciences, Inc. (the "Company"), to be held on June 18, 2019, at 9:30 a.m., local time, virtually, via webcast, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their discretion, upon other business as described below. This year's Annual Meeting of Stockholders will be held virtually, webcast only. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the Board of Directors nominees for director in Proposal 1 and "FOR" Proposals 2, 3 and 4, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders (a) for the election of a person to the Company's Board of Directors if a nominee named in this Proxy becomes unable to serve or for good cause will not serve, (b) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made and (c) on other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Continued and to be signed on reverse side